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                                   CREDIT AGREEMENT



                             Dated as of December 4, 1997
                                        Among
                             RECYCLING INDUSTRIES, INC.,
                              as Borrower Representative

                               NEVADA RECYCLING, INC.,
                         RECYCLING INDUSTRIES OF TEXAS, INC.,
                       RECYCLING INDUSTRIES OF MISSOURI, INC.,
                        RECYCLING INDUSTRIES OF GEORGIA, INC.,
                        RECYCLING INDUSTRIES OF ATLANTA, INC.,
                              WEISSMAN INDUSTRIES, INC.,
                    RECYCLING INDUSTRIES OF SOUTH CAROLINA, INC.,
                      RECYCLING INDUSTRIES OF CHESAPEAKE, INC.,
                      RECYCLING INDUSTRIES OF GREENSBORO, INC.,
                     RECYCLING INDUSTRIES OF WINSTON-SALEM, INC.,
                               WM. LANS SONS' CO. INC.
                                         and
                       RECYCLING INDUSTRIES OF WISCONSIN, INC.

                                    as Borrowers,

                      THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                                  as Credit Parties,

                             THE LENDERS SIGNATORY HERETO
                                  FROM TIME TO TIME,
                                     as Lenders,
                                         and
                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                 as Agent and Lender

                 BankBoston, N.A., as Documentation Agent and Lender

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                                  TABLE OF CONTENTS



1. AMOUNT AND TERMS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . 2

         1.1. CREDIT FACILITIES. . . . . . . . . . . . . . . . . . . . . . 2
         1.2. LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . 9
         1.3. PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 9
         1.4. USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .13
         1.5. INTEREST AND APPLICABLE MARGINS. . . . . . . . . . . . . . .13
         1.6. ELIGIBLE ACCOUNTS AND ELIGIBLE MEXICAN ACCOUNTS. . . . . . .17
         1.7. ELIGIBLE INVENTORY.. . . . . . . . . . . . . . . . . . . . .21
         1.8. CASH MANAGEMENT SYSTEMS. . . . . . . . . . . . . . . . . . .22
         1.9. FEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . .23
         1.10. RECEIPT OF PAYMENTS.. . . . . . . . . . . . . . . . . . . .23
         1.11. APPLICATION AND ALLOCATION OF PAYMENTS. . . . . . . . . . .23
         1.12. LOAN ACCOUNT AND ACCOUNTING.. . . . . . . . . . . . . . . .24
         1.13. INDEMNITY.. . . . . . . . . . . . . . . . . . . . . . . . .25
         1.14. ACCESS. . . . . . . . . . . . . . . . . . . . . . . . . . .26
         1.15. TAXES.. . . . . . . . . . . . . . . . . . . . . . . . . . .26
         1.16. CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.. . . . . . .27
         1.17. SINGLE LOAN.. . . . . . . . . . . . . . . . . . . . . . . .29

2. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . .29

         2.1.  CONDITIONS TO THE INITIAL LOANS . . . . . . . . . . . . . .29
         2.2.  FURTHER CONDITIONS TO EACH LOAN . . . . . . . . . . . . . .32
         2.3.  CONDITIONS TO EACH ACQUISITION ADVANCE. . . . . . . . . . .33
         2.4.  ELIGIBILITY OF ACCOUNTS AND INVENTORY OF TARGETS. . . . . .36

3. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .36

         3.1.  CORPORATE EXISTENCE; COMPLIANCE WITH LAW. . . . . . . . . .36
         3.2.  EXECUTIVE OFFICES; FEIN . . . . . . . . . . . . . . . . . .37
         3.3.  CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS . .37
         3.4.  FINANCIAL STATEMENTS AND PROJECTIONS. . . . . . . . . . . .37
         3.5.  MATERIAL ADVERSE EFFECT . . . . . . . . . . . . . . . . . .38
         3.6.  OWNERSHIP OF PROPERTY; LIENS. . . . . . . . . . . . . . . .39
         3.7.  LABOR MATTERS . . . . . . . . . . . . . . . . . . . . . . .39
         3.8.  VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING
               STOCK AND INDEBTEDNESS. . . . . . . . . . . . . . . . . . .40
         3.9.  GOVERNMENT REGULATION . . . . . . . . . . . . . . . . . . .40
         3.10. MARGIN REGULATIONS. . . . . . . . . . . . . . . . . . . . .40
         3.11. TAXES.. . . . . . . . . . . . . . . . . . . . . . . . . . .41
         3.12. ERISA.. . . . . . . . . . . . . . . . . . . . . . . . . . .41
         3.13. NO LITIGATION.. . . . . . . . . . . . . . . . . . . . . . .42
         3.14. BROKERS.. . . . . . . . . . . . . . . . . . . . . . . . . .42
         3.15. INTELLECTUAL PROPERTY.. . . . . . . . . . . . . . . . . . .42
         3.16. FULL DISCLOSURE.. . . . . . . . . . . . . . . . . . . . . .42
         3.17. ENVIRONMENTAL MATTERS.. . . . . . . . . . . . . . . . . . .43

         3.18. INSURANCE.. . . . . . . . . . . . . . . . . . . . . . . . .44
         3.19. DEPOSIT AND DISBURSEMENT ACCOUNTS.. . . . . . . . . . . . .44
         3.20. GOVERNMENT CONTRACTS. . . . . . . . . . . . . . . . . . . .44
         3.21. CUSTOMER AND TRADE RELATIONS. . . . . . . . . . . . . . . .44
         3.22. AGREEMENTS AND OTHER DOCUMENTS. . . . . . . . . . . . . . .44
         3.23. SOLVENCY. . . . . . . . . . . . . . . . . . . . . . . . . .45
         3.24. CURRENT ACQUISITION AGREEMENTS. . . . . . . . . . . . . . .45
         3.25. SUBORDINATED DEBT.. . . . . . . . . . . . . . . . . . . . .45

4. FINANCIAL STATEMENTS AND INFORMATION. . . . . . . . . . . . . . . . . .46

         4.1.  REPORTS AND NOTICES . . . . . . . . . . . . . . . . . . . .46
         4.2.  COMMUNICATION WITH ACCOUNTANTS. . . . . . . . . . . . . . .46

5. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .46

         5.1.  MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. . . . . .46
         5.2.  PAYMENT OF OBLIGATIONS. . . . . . . . . . . . . . . . . . .47
         5.3.  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . .47
         5.4.  INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL . . . . .47
         5.5.  COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . .49
         5.6.  SUPPLEMENTAL DISCLOSURE . . . . . . . . . . . . . . . . . .49
         5.7.  INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . .50
         5.8.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . .50
         5.9.  LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND
               BAILEE LETTERS. . . . . . . . . . . . . . . . . . . . . . .51
         5.10. FURTHER ASSURANCES  . . . . . . . . . . . . . . . . . . . .52
         5.11. EXCLUDED PROPERTY . . . . . . . . . . . . . . . . . . . . .52
         5.12. REACTIVATION PLAN . . . . . . . . . . . . . . . . . . . . .52

6. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .52

         6.1.  MERGERS, SUBSIDIARIES, ETC. . . . . . . . . . . . . . . . .52
         6.2.  INVESTMENTS; LOANS AND ADVANCES . . . . . . . . . . . . . .53
         6.3.  INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . .53
         6.4.  EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS . . . . . . . . .54
         6.5.  CAPITAL STRUCTURE AND BUSINESS. . . . . . . . . . . . . . .55
         6.6.  GUARANTEED INDEBTEDNESS . . . . . . . . . . . . . . . . . .55
         6.7.  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . .55
         6.8.  SALE OF STOCK AND ASSETS. . . . . . . . . . . . . . . . . .56
         6.9.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .56
         6.10. FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . .56
         6.11. HAZARDOUS MATERIALS.. . . . . . . . . . . . . . . . . . . .56
         6.12. SALE-LEASEBACKS.. . . . . . . . . . . . . . . . . . . . . .57
         6.13. CANCELLATION OF INDEBTEDNESS. . . . . . . . . . . . . . . .57
         6.14. RESTRICTED PAYMENTS.. . . . . . . . . . . . . . . . . . . .57
         6.15. CHANGE OF CORPORATE NAME OR LOCATION;
               CHANGE OF FISCAL YEAR.. . . . . . . . . . . . . . . . . . .57
         6.16. NO IMPAIRMENT OF INTERCOMPANY TRANSFERS . . . . . . . . . .58
         6.17. NO SPECULATIVE TRANSACTIONS.. . . . . . . . . . . . . . . .58
         6.18. LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . .58

         6.19. CHANGES RELATING TO SUBORDINATED DEBT . . . . . . . . . . .58
         6.20. INCONSISTENT AGREEMENTS . . . . . . . . . . . . . . . . . .58
         6.21. ACQUISITION DOCUMENTS . . . . . . . . . . . . . . . . . . .59



7. TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59

         7.1. TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .59
         7.2. SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING
              ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . . . . .59

8. EVENTS OF DEFAULT: RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . .59

         8.1. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .59
         8.2. REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . .62
         8.3. WAIVERS BY CREDIT PARTIES. . . . . . . . . . . . . . . . . .62

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS. . . . . . . . . .63

         9.1. ASSIGNMENT AND PARTICIPATIONS. . . . . . . . . . . . . . . .63
         9.2. APPOINTMENT OF AGENTS. . . . . . . . . . . . . . . . . . . .65
         9.3. AGENTS' RELIANCE, ETC. . . . . . . . . . . . . . . . . . . .65
         9.4. AGENTS AND AFFILIATES. . . . . . . . . . . . . . . . . . . .66
         9.5. LENDER CREDIT DECISION.. . . . . . . . . . . . . . . . . . .66
         9.6. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .67
         9.7. SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . . .67
         9.8. SETOFF AND SHARING OF PAYMENTS.. . . . . . . . . . . . . . .68
         9.9. ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION;
              ACTIONS IN CONCERT.. . . . . . . . . . . . . . . . . . . . .68

10. SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . .71

         10.1. SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . .71

11. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .71

         11.1.  COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. . . . . . .71
         11.2.  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . .71
         11.3.  FEES AND EXPENSES. . . . . . . . . . . . . . . . . . . . .73
         11.4.  NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . .75
         11.5.  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .75
         11.6.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . .75
         11.7.  CONFLICT OF TERMS. . . . . . . . . . . . . . . . . . . . .75
         11.8.  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . .75
         11.9.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . .76
         11.10. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .77
         11.11. SECTION TITLES.. . . . . . . . . . . . . . . . . . . . . .77
         11.12. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .77
         11.13. WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . .78
         11.14. PRESS RELEASES . . . . . . . . . . . . . . . . . . . . . .78
         11.15. REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . . .78
         11.16. ADVICE OF COUNSEL. . . . . . . . . . . . . . . . . . . . .79
         11.17. NO STRICT CONSTRUCTION . . . . . . . . . . . . . . . . . .79


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

12. CROSS-GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . .79

         12.1. CROSS-GUARANTY. . . . . . . . . . . . . . . . . . . . . . .79
         12.2. WAIVERS BY CREDIT PARTIES . . . . . . . . . . . . . . . . .80
         12.3. BENEFIT OF GUARANTY . . . . . . . . . . . . . . . . . . . .80
         12.4. SUBORDINATION OF SUBROGATION, ETC . . . . . . . . . . . . .80
         12.5. ELECTION OF REMEDIES. . . . . . . . . . . . . . . . . . . .80
         12.6. LIMITATION. . . . . . . . . . . . . . . . . . . . . . . . .81
         12.7. CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS . . . . .81
         12.8. LIABILITY CUMULATIVE. . . . . . . . . . . . . . . . . . . .82

                                 INDEX OF APPENDICES


Exhibit 1.1(a)(i)            -         Form of Notice of Revolving Credit
                                         Advance
Exhibit 1.1(a)(ii)           -         Form of Revolving Note
Exhibit 1.1(b)(i)            -         Form of Term A Note
Exhibit 1.1(b)(ii)           -         Form of Term B Note
Exhibit 1.1(b)(v)            -         Borrowers' Ratable Share of Term Loans
Exhibit 1.1(c)(ii)           -         Form of Swing Line Note
Exhibit 1.1(d)(i)            -         Form of Notice of Acquisition Advance
Exhibit 1.1(d)(i)(2)         -         Form of Joinder Agreement
Exhibit 1.1(d)(ii)           -         Form of Acquisition Loan Note
Exhibit 1.5(e)               -         Form of Notice of
                                         Conversion/Continuation
Exhibit 4.1(b)               -         Form of Borrowing Base Certificate
Exhibit 9.1(a)               -         Form of Assignment Agreement
Schedule  1.1                -         Responsible Individual
Disclosure Schedule  1.4     -         Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.2     -         Executive Offices; FEIN
Disclosure Schedule  3.4(A)  -         Financial Statements
Disclosure Schedule  3.4(B)  -         Pro Forma
Disclosure Schedule  3.4(C)  -         Projections
Disclosure Schedule  3.6     -         Real Estate and Leases
Disclosure Schedule  3.7     -         Labor Matters
Disclosure Schedule  3.8     -         Ventures, Subsidiaries and Affiliates;
                                         Outstanding Stock
Disclosure Schedule  3.11    -         Tax Matters
Disclosure Schedule  3.12    -         ERISA Plans
Disclosure Schedule  3.13    -         Litigation
Disclosure Schedule  3.14    -         Brokers Advisor's Fees
Disclosure Schedule  3.15    -         Intellectual Property
Disclosure Schedule  3.17    -         Hazardous Materials
Disclosure Schedule  3.18    -         Insurance
Disclosure Schedule  3.19    -         Deposit and Disbursement Accounts
Disclosure Schedule  3.20    -         Government Contracts
Disclosure Schedule  3.22    -         Material Agreements
Disclosure Schedule  5.1     -         Trade Names
Disclosure Schedule  6.2     -         Existing Investments
Disclosure Schedule  6.3     -         Indebtedness
Disclosure Schedule  6.4(a)  -         Transactions with Affiliates
Disclosure Schedule  6.7     -         Existing Liens


Annex A (Recitals)           -         Definitions
Annex B (SECTION 1.2)        -         Letters of Credit
Annex C (SECTION 1.8)        -         Cash Management System
Annex D (SECTION 2.1(a))     -         Schedule of Additional Closing Documents
Annex E (SECTION 4.1(a))     -         Financial Statements and Projections --
                                         Reporting
Annex F (SECTION 4.1(b))     -         Collateral Reports

Annex G (SECTION 6.10)       -         Financial Covenants
Annex H (SECTION 9.9(a))     -         Lenders' Wire Transfer Information
Annex I (SECTION 11.10)      -         Notice Addresses
Annex J (Annex A -
   Commitments Definition)   -         Commitments as of Closing Date

         CREDIT AGREEMENT, dated as of December 4, 1997 among RECYCLING INDUSTRIES, INC., a Colorado corporation ("RII" OR THE "BORROWER REPRESENTATIVE"), NEVADA RECYCLING, INC., a Nevada corporation ("NV BORROWER"), RECYCLING INDUSTRIES OF TEXAS, INC., a Colorado corporation ("TX BORROWER"), RECYCLING INDUSTRIES OF MISSOURI, INC., a Colorado corporation ("MO BORROWER"), RECYCLING INDUSTRIES OF GEORGIA, INC., a Colorado corporation ("GA BORROWER"), RECYCLING INDUSTRIES OF ATLANTA, INC., a Colorado corporation ("ATLANTA BORROWER"), WEISSMAN INDUSTRIES, INC., an Iowa corporation ("WEISSMAN BORROWER"), RECYCLING INDUSTRIES OF SOUTH CAROLINA, INC., a Colorado corporation ("SC BORROWER"), RECYCLING INDUSTRIES OF CHESAPEAKE, INC., a Colorado corporation ("CHESAPEAKE BORROWER"), RECYCLING INDUSTRIES OF GREENSBORO, INC., a Colorado corporation ("GREENSBORO BORROWER"), RECYCLING INDUSTRIES OF WINSTON-SALEM, INC., a Colorado corporation ("WINSTON BORROWER"), WM. LANS SONS' CO. INC., an Illinois corporation ("LANS BORROWER") and RECYCLING INDUSTRIES OF WISCONSIN, INC., a Colorado corporation ("WI BORROWER") (NV Borrower, TX Borrower, MO Borrower, GA Borrower, Atlanta Borrower, SC Borrower, Chesapeake Borrower, Greensboro Borrower, Winston Borrower, Lans Borrower and WI Borrower are sometimes collectively referred to herein as the "BORROWERS" and individually as a "BORROWER"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, and as Agent for Lenders, BankBoston, N.A., a national banking association, as Documentation Agent and a Lender, and the other Lenders signatory hereto from time to time.

                                       RECITALS

         WHEREAS, Borrowers desire that Lenders extend revolving, term and acquisition credit facilities to Borrowers of up to One Hundred Fifty Million Dollars ($150,000,000) in the aggregate for the purpose of funding a portion of the Current Acquisitions, refinancing certain indebtedness of Borrowers, funding certain future Permitted Acquisitions, and providing (a) working capital financing for Borrowers, and (b) funds for other general corporate purposes of Borrowers; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

         WHEREAS, Borrowers desire to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property other than certain Excluded Property as defined in the Security Agreement; and

         WHEREAS, RII is willing to guaranty all of the obligations of Borrowers to Lenders under the Loan Documents and to grant to Agent, for the benefit of Agent and Lenders, a security interest in substantially all assets of RII, including a pledge of all of the capital stock of NR Holdings, Inc., a Nevada corporation ("NR HOLDINGS"), Recycling Industries of Iowa, Inc., a Colorado corporation ("Recycling Iowa") and all Borrowers (other than NV Borrower and Weissman Borrower) to secure such guaranty; and

         WHEREAS, NR Holdings is willing to guaranty all of the obligations of Borrowers to Lenders under the Loan Documents and to pledge to Agent, for the benefit of Agent and Lenders, a security interest in substantially all assets of NR Holdings, including a pledge of all of the capital stock of NV Borrower to secure such guaranty; and

         WHEREAS, Recycling Iowa is willing to guaranty all of the obligations of Borrowers to Lenders under the Loan Documents and to pledge to Agent, for the benefit of Agent and Lenders, a security interest in substantially all assets of Recycling Iowa, including a pledge of all of the capital stock of Weissman Borrower; and

         WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.  AMOUNT AND TERMS OF CREDIT

         1.1. CREDIT FACILITIES

         (a)  Revolving Credit Facility.

              (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "REVOLVING CREDIT ADVANCE"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, in each case less the sum of the Letter of Credit Obligations and the Swing Line Loan outstanding at such time ("BORROWING AVAILABILITY"). Moreover, the sum of the Revolving Loan and Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this SECTION 1.1(A). Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to the representative of Agent identified on SCHEDULE 1.1 at the address specified thereon. Those notices must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by

Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with
SECTION 1.5(e).

              (ii) The Revolving Loan Commitments of each Revolving Lender shall be evidenced by a promissory note, dated as of the Closing Date and substantially in the form of EXHIBIT 1.1(a)(ii) (the "REVOLVING NOTES") and each Borrower shall execute such Revolving Note and deliver the same to each Revolving Lender in the amount of its Revolving Loan Commitment. The Revolving Note shall represent the obligation of each Borrower to pay the amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

              (iii) At the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Revolving Lenders in amounts which cause the outstanding balance of the aggregate Revolving Loan to exceed the Aggregate Borrowing Base (less the Swing Line Loan) or which cause the outstanding balance of the Revolving Loan owing by any Borrower to exceed that Borrower's separate Borrowing Base (less the Swing Line Loan advanced to that Borrower) (any such excess Revolving Credit Advances are herein referred to collectively as "OVERADVANCES"), and no such event or occurrence shall cause or constitute a waiver by Agent or Lenders of any Default or Event of Default that may result therefrom or of Agent's, Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists or would result therefrom. In addition, Overadvances may be made even if the conditions to lending set forth in SECTION 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in SECTION 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $500,000 at any time, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Revolving Lenders holding fifty percent (50%) or more of the Revolving Loan Commitments.

              (iv) On the Closing Date a Reserve against Borrowing Availability will be imposed in the amount of $7,250,000 (the "Caside Reserve") to assure the availability of sufficient funds to fund the settlement of the Caside Associates Litigation. Solely for purposes of determining the Leverage Ratio in accordance with Section 1.5(a), the ratio of Consolidated Senior Debt to Operating Cash Flow in accordance with Section 2.1(l) and Section 2.3(xi), Net Borrowing Availability in accordance with Section 2.1(d) and Section 2.3(xi), and compliance with the financial covenants set forth in Annex G, the Caside Reserve will be deemed to be part of the Obligations outstanding hereunder. If the settlement of the Caside Associates Litigation requires the posting of a Letter of Credit prior to payment of the same, the amount of the Caside Reserve will be reduced dollar for dollar by the face amount of such Letter of Credit. Furthermore, if the settlement of the Caside Associates Litigation is to be funded with Pre-

Settlement Issuances and the net proceeds of those Pre-Settlement Issuances are deposited in a cash collateral account pledged to Agent, rather than being applied against the Revolving Loan balances, the Caside Reserve shall be reduced dollar-for-dollar by the amount of those deposits. If the settlement of the Caside Associates Litigation is funded in whole or in part by a Revolving Credit Advance (a "Caside Advance"), the Caside Reserve will be concurrently reduced by such amount (and if all amounts owing by any Borrowers in respect of the Caside Associates Litigation shall have been thereupon fully paid, such Caside Reserve will be concurrently eliminated). RII shall, within, one hundred eighty (180) days following the date of the Caside Advance issue common stock and/or warrants for common stock of RII, and/or receive cash proceeds from the exercise of warrants or options for common stock of RII, the aggregate net proceeds of which equity issuances and/or exercises shall equal or exceed the Caside Advance (collectively, "POST-SETTLEMENT ISSUANCES"). RII will contribute to the capital of Borrowers the net proceeds of the Post-Settlement Issuances, and Borrowers will use those capital contributions to reduce the Revolving Loan balance by an amount at least equal to the Caside Advance. Notwithstanding the foregoing, if RII has completed one or more Pre-Settlement Issuances, the net proceeds of which equal or exceed the Caside Reserve, no Post-Settlement Issuances are required.

         (b)  TERM LOANS.

              (i) Subject to the terms and conditions hereof, (A) each Term A Lender agrees to make a term loan on the Closing Date to each Borrower (a "TERM A LOAN") in an amount equal to such Borrower's Ratable Share of such Term A Lender's Term A Loan Commitment; and (B) each Term B Lender agrees to make a term loan on the Closing Date to each Borrower (a "TERM B LOAN" and together with the Term A Loans, individually a "TERM LOAN" and collectively, the "TERM LOANS") in an amount equal to such Borrower's Ratable Share of such Term B Lender's Term B Loan Commitment. The obligations of each Term A Lender and each Term B Lender hereunder shall be several and not joint. All Term A Loans shall be evidenced by promissory notes substantially in the form of EXHIBIT 1.1(b)(i) (the "TERM A NOTES"). The Borrowers shall execute and deliver a single Term A Note to each Term A Lender, and each Borrower's primary obligations under that Term A Note will equal that Borrower's Ratable Share of the Term A Loan. All Term B Loans shall be evidenced by promissory notes substantially in the form of
EXHIBIT 1.1(b)(ii) (the "TERM B NOTE" and together with the Term A Notes, individually a "TERM NOTE" and collectively, the "TERM NOTES"). The Borrowers shall execute and deliver a single Term B Note to each Term B Lender, and each Borrower's primary obligations under that Term B Note will equal that Borrower's Ratable Share of the Term B Loan. Each Term Note shall represent the obligation of the applicable Borrower to pay that Borrower's Ratable Share applicable to the Term Lender's respective Term Loan Commitment to such Borrower, together with interest thereon as prescribed in SECTION 1.5.

              (ii) (A) Each Borrower shall pay its Ratable Share of the principal amount of the Term A Loan in twenty-three (23) consecutive quarterly installments on the last day of March, June, September and December of each year, commencing March 31, 1998, as follows:

                 Payment                       Installment
                  Date                            Amount
                  ----                            ------

         Installments 1 through 8           $1,000,000 each;
         Installments 9 through 12           1,500,000 each;
         Installments 13 through 20          2,000,000 each;
         Installments 21 through 23          2,500,000 each;

and a final installment due and payable on December 31, 2003 in an amount of $2,500,000 or the then remaining principal balance of the Term A Loan if different from such amount.

         (B) Each Borrower shall pay its Ratable Share of the principal amount of the Term B Loan in twenty-nine (29) consecutive quarterly installments on the last day of March, June, September and December of each year, commencing March 31, 1998, as follows:



                 Payment                      Installment
                  Date                           Amount
                  ----                           ------

         Installments 1 through 24          $  100,000 each;
         Installments 25 through 28          4,650,000 each;
         Installment 29                         4,750,000;

and a final installment due and payable on April 24, 2005 in an amount of $14,250,000 or the then remaining principal balance of the Term B Loan if different from such amount.

              (iii) Notwithstanding the foregoing CLAUSES (A)-(B), the aggregate outstanding principal balance of the Term Loans shall each be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

              (iv) Each payment of principal with respect to the Term A Loan and/or the Term B Loan shall be paid to Agent for the ratable benefit of each Term Lender making a Term A Loan and/or a Term B Loan, ratably in proportion to each such Term Lender's respective Term A Loan Commitment, and Term B Loan Commitment, as applicable.

              (v) Each Borrower shall pay its Ratable Share of each Scheduled installment of the Term A Loan and Term B Loan. The Ratable Share of each Borrower with respect to Term Loan A and Term Loan B is set forth on
Exhibit 1.1(b)(v). Those Ratable Shares may be adjusted from time to time after the Closing Date to account for each Permitted Acquisition Target that becomes a Borrower hereunder and assumes liability for a portion of the Term Loans.
Exhibit 1.1(b)(v) may be so amended and replaced from time to time with the written agreement of Agents and Borrower Representative, and shall become part of this Agreement unless Requisite Lenders shall object to the allocations set forth in any amended Schedule in writing thirty (30) days following their receipt thereof.

         (c)  SWING LINE FACILITY.

              (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "SWING LINE ADVANCE") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) (except for Overadvances) the lesser of the Maximum Amount and the Aggregate Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("SWING LINE AVAILABILITY"). Moreover, except for Overadvances, the Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base less the Revolving Loan outstanding to such Borrower. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this SECTION 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with SECTION 1.1(a). Those notices must be given no later than noon. (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

              (ii) The Swing Line Commitment of the Swing Line Lender shall be evidenced by a single master promissory note, in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(c)(ii) (the "SWING LINE NOTE"). Each Borrower shall execute such Swing Line Note and deliver the same to the Agent on behalf of the Swing Line Lender. The Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

              (iii) REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than weekly, shall on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to such Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of such Borrower's Swing Line Loan (the "REFUNDED SWING LINE LOAN") outstanding on the date such notice is given. Unless any of the events described in SECTIONS 8.1(h) OR 8.1(i) shall have occurred (in which event the procedures of SECTION 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

              (iv) PARTICIPATION IN SWING LINE LOANS. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to SECTION 1.1(c)(iii), one of the events described in SECTIONS 8.1(h) OR 8.1(i) shall have occurred, then, subject to the provisions of SECTION 1.1(c)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Revolving Lender a Swing Line Loan Participation Certificate, dated the date of receipt of such funds and in such amount.

              (v) REVOLVING LENDERS' OBLIGATIONS UNCONDITIONAL. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with SECTION 1.1(c)(iii) and to purchase participating interests in accordance with SECTION 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to SECTION 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

         (d)  ACQUISITION LOANS.

              (i) Subject to the terms and conditions hereof, each Revolving Lender shall make available from time to time during the period from the Closing Date until the Acquisition Loan Commitment Termination Date, in connection with the financing of Permitted Acquisitions, its Pro Rata Share of Advances (each, an "ACQUISITION ADVANCE"). Such Acquisition Advances shall be made to an existing Borrower or a direct Subsidiary of RII (a "New Shell") formed for the purpose of acquiring the Target, if the Target is to be merged into such Borrower or New Shell or such Borrower or New Shell is to purchase all or substantially all of the assets of the Target, or to the Target, if the Target is to become a Subsidiary of RII and a Borrower hereunder upon consummation of said Permitted Acquisition. The aggregate Acquisition Advances incurred during the term of this Agreement shall not exceed the Maximum Acquisition Loan Amount. Amounts from time to time borrowed under this SECTION 1.1(d)(i) and repaid may not be reborrowed. Subject to the additional advance notice requirements set forth in SECTION 2.3(i), each Acquisition Advance shall be made on notice by Borrower Representative to the representative of the Agent identified on SCHEDULE 1.1 at the address specified thereon. Those notices must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Acquisition Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three
(3) Business Days prior to the proposed Acquisition Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Acquisition Advance") must be substantially in the form of EXHIBIT 1.1(d)(i), and must specify the applicable Borrower, the requested date, the amount and type of such Acquisition Advance and such other information as may be required by Agent. All such notices must be given in writing (by telecopy or overnight courier) or by telephone confirmed immediately in writing. If the applicable Borrower desires to have such Loans bear interest by reference to a LIBOR Rate, Borrower Representative must comply with SECTION 1.5(e). If the Target is not merged into, or its assets are not acquired by, an Existing Borrower, the New Shell or Target, as applicable, shall become a Borrower hereunder, and such Person shall become a co-obligor under this Agreement and the other Loan Documents through the execution of a Joinder Agreement in the form of EXHIBIT 1.1(d)(i)(2) hereto and such other documents as shall be reasonably requested by, and in form and substance reasonably acceptable to, Agents.

              (ii) The Borrower receiving an Acquisition Advance shall execute and deliver notes to the Agent for the ratable benefit of the Acquisition Lenders to evidence each Acquisition Advance upon the making of such Acquisition Advance. Each note shall be dated the date of such Acquisition Advance and shall be substantially in the form of EXHIBIT 1.1(d)(ii) (each an "ACQUISITION LOAN NOTE" and, collectively, the "ACQUISITION LOAN NOTES"). Each Acquisition Loan Note shall represent the obligation of the applicable Borrower to pay each applicable Acquisition Lender's Pro Rata Share of the Acquisition Advance made to such Borrower. Each Borrower of an Acquisition Advance shall pay the principal amount of such Acquisition Advance in quarterly installments commencing with the last day of the second Fiscal Quarter following the date of the funding of such Acquisition Advance and continuing on the last day of each March, June, September and December thereafter. The principal amount of each such quarterly installment shall be equal to 1/28th of each such Acquisition Advance to the applicable Borrower. The final scheduled installment of the Acquisition Loan shall be due and payable not later than the sixth anniversary of the Closing Date and shall equal the remaining principal balance of the Acquisition Loan; PROVIDED THAT the principal amount of the Acquisition Loan shall be payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

              (iii) Each payment of principal with respect to an Acquisition Advance shall be paid to Agent for the ratable benefit of each Revolving Lender in an amount equal to such Lender's Pro Rata Share of the Acquisition Loan Commitment.

              (iv) Each of the conditions set forth in SECTION 2.3 shall be satisfied prior to the making of any Acquisition Advance.

         (e)  RELIANCE ON NOTICES; APPOINTMENT OF BORROWER REPRESENTATIVE.
Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Acquisition Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for

Agent has actual knowledge to the contrary. Each Borrower hereby designates RII as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances, Notices of Acquisition Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and with respect to any agreement for any amendments, modifications, consents and waivers regarding this Agreement or any other Loan Document) on behalf of any Borrower or Borrowers under the Loan Documents. RII hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

         1.2.  LETTERS OF CREDIT.   Subject to and in accordance with the
terms and conditions contained herein and in ANNEX B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

         1.3.  PREPAYMENTS

         (a) VOLUNTARY PREPAYMENTS. Borrowers may at any time on at least five (5) days' prior written notice by Borrower Representative to Agent voluntarily prepay all or part of the Term Loans or the Acquisition Loan; PROVIDED that any such prepayments shall be in a minimum amount of $500,000 and integral multiples of $250,000 in excess of such amount. In addition, Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination of the Revolving Loan Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with SECTION 1.13(b). Upon any such prepayment and termination of the Revolving Loan Commitment, each Borrower's right to request any Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be terminated. Any partial prepayments of the Term Loans or the Acquisition Loan of any Borrower shall be applied to prepay the scheduled installments of such Borrower's Term Loans or Acquisition Loan, as applicable, in inverse order of maturity.

         (b)   MANDATORY PREPAYMENTS.       (i)  If at any time the outstanding
balance of the aggregate Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, LESS, in each case, the aggregate outstanding Swing Line Loan and Reserves against Borrowing Availability at such time, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in ANNEX B to the extent required to eliminate such excess. Furthermore, if the outstanding balance of the Revolving Loan of any Borrower exceeds that Borrower's separate Borrowing Base at any time less the outstanding balance of the Swing Line Loan of such Borrower at such time, the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess (and, if necessary, shall provide cash collateral for its Letter of Credit Obligations as described above). Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid only on demand.

               (ii) Immediately upon receipt by any Borrower of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by SECTION 6.8 (a)) or any sale of Stock of any Subsidiary of any Borrower, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with CLAUSE (c) below. Notwithstanding the foregoing, mandatory prepayments from the net proceeds of asset dispositions shall only be required to the extent that the aggregate amount of those net proceeds exceeds $2,500,000 in any Fiscal Year.

               (iii) If RII issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers shall prepay the Loans in an amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith, other than (x) issuances of Stock of RII as consideration for Permitted Acquisitions (y) Equity Proceeds to the extent used within 180 days of receipt for funding the purchase price of Permitted Acquisitions as to which (i) RII and/or one of its Subsidiaries have entered into a letter of intent with the applicable selling party within 90 days of receipt of such Equity Proceeds and (ii) RII and/or one of its Subsidiaries consummate such Permitted Acquisition not later than 180 days from the date of receipt of such Equity Proceeds and (z) proceeds of Settlement Issuances. Any such prepayment shall be applied in accordance with CLAUSE (c) below and shall be allocated to each Borrower's Obligations based upon the relative outstanding balances of each Borrower's Obligations to the aggregate Obligations of all Borrowers. If any mandatory prepayment is required under this Section 1.3(b)(iii), RII shall make contributions to the capital of each Borrower in an amount sufficient to enable each Borrower to pay its Ratable Share thereof.

               (iv) Until the Termination Date, Borrowers shall prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which RII's annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to ANNEX E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to ANNEX E, in an amount equal to sixty-five percent (65%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this CLAUSE (iv) shall be allocated to each Borrower's Obligations based upon such Borrower's relative contribution to Excess Cash Flow and shall be applied in accordance with CLAUSE (c) below. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow, the resulting prepayment, and the method of allocation to each Borrower's Obligations were calculated, which certificate shall be in form and substance satisfactory to Agent.

         (v) If RII completes one or more Settlement Issuances, no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers shall prepay the Loans in an amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith; provided that, in the case of Pre-Settlement Issuances, so long as no Event of Default has occurred and is continuing, Borrower Representative may elect to deposit such net proceeds in a cash collateral account pledged to Agent on terms reasonably satisfactory to Agent, which cash collateral shall, following the termination of the Caside Reserve, be released to Borrowers at the written request of Borrower Representative for purposes of funding any amounts for settlement of the Caside Associates Litigation or funding any Permitted Acquisition in the event that (i) no Revolving Credit Advances are then outstanding to any Borrower and (ii) no Event of Default shall have occurred and be continuing.

         (c) (i) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by any Borrower pursuant to CLAUSES (b)(ii), (b)(iii), or
(b)(iv) above shall be applied as follows: FIRST, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; SECOND, to PRO RATA payment of interest then due and payable on such Borrower's Term Loans and Acquisition Loan, if any; THIRD, to PRO RATA payment of the scheduled installments of such Borrower's Term Loans and Acquisition Loan, if any, in inverse order of maturity, until such Loans shall have been prepaid in full; FOURTH, to payment of interest then due and payable on such Borrower's Swing Line Loan; FIFTH, to payment of the principal balance of the Swing Line Loan outstanding to such Borrower until the same shall have been repaid in full; SIXTH, to payment of interest then due and payable on Revolving Credit Advances made to such Borrower; SEVENTH, to payment of the principal balance of Revolving Credit Advances outstanding to such Borrower until the same shall have been paid in full; EIGHTH, to payment of any Letter of Credit Obligations of such Borrower to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in ANNEX B; NINTH, to interest then due and payable on the Term Loans and Acquisition Loan, if any, of each other Borrower, PRO RATA; TENTH, to prepayment of scheduled installments of the Term Loans and Acquisition Loan, if any, of each other Borrower, PRO RATA, in inverse order of maturity, until such Loans shall have been prepaid in full; ELEVENTH, to payment of interest then due and payable on the Swing Line Loan of each other Borrower, PRO RATA; TWELFTH, to payment of the principal balance of the Swing Line Loan outstanding to each other Borrower, PRO RATA, until the same shall have been repaid in full; THIRTEENTH, to payment of interest then due and payable on the Revolving Credit Advances outstanding to each other Borrower, PRO RATA; FOURTEENTH, to payment of the principal balance of the Revolving Credit Advances made to each other Borrower, PRO RATA, until the same shall have been paid in full, and LAST to any Letter of Credit Obligations of each other Borrower, PRO RATA, to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized. Notwithstanding the foregoing, if a portion of the assets acquired directly or indirectly in connection with a Permitted Acquisition are sold within 180 days following the consummation of that Permitted Acquisition (an "ACQUIRED ASSET DISPOSITION"), net proceeds of that asset disposition shall be applied to permanently prepay all or a portion of the Acquisition Loan used to fund that Permitted Acquisition. If those net proceeds exceed that Acquisition Loan, the excess shall be applied as set forth above. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any prepayments in accordance with this Section 1.3(c)(i).

         (ii) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by any Borrower pursuant to clause (v) above shall be applied to the principal balance of the Swing Line Loan and Revolving Credit Advances outstanding. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of such prepayments.

         (d)   APPLICATION OF PREPAYMENTS FROM INSURANCE PROCEEDS.
Prepayments from insurance proceeds in accordance with SECTION 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied, FIRST, to the Swing Line Loans and, SECOND, to the Revolving Credit Advances of the Borrower that incurred such casualties or losses; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied, PRO RATA, to scheduled installments of the Term Loans and Acquisition Loan, if any, of the Borrower that incurred such casualties or losses in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the insurance proceeds received as to a particular Borrower exceed the outstanding principal balances of the Loans to that Borrower or if the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

         (e) Nothing in this SECTION 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in CLAUSES
(b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

         1.4. USE OF PROCEEDS. Borrowers shall utilize the proceeds of (a) the Term Loans, solely to finance the Current Acquisitions and the Refinancing (and to pay any related transaction expenses), (b) the Revolving Loan and Swing Line Loan for Permitted Acquisitions and for the financing of Borrowers' ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by SECTION 6.14) and (c) the Acquisition Loan solely for Permitted Acquisitions. DISCLOSURE SCHEDULE (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

         1.5. INTEREST AND APPLICABLE MARGINS. (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, calculated with respect to the aggregate principal balance of Revolving Credit Advances outstanding from time to time; (ii) with respect to the Term A Loan, the Index Rate plus the Applicable Term A Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term A LIBOR Margin per annum; (iii) with respect to the Term B Loan, the Index Rate plus the Applicable Term B Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term B LIBOR Margin per annum; (iv) with respect to the Acquisition Loan, the Index Rate plus the Applicable Acquisition Loan Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Acquisition Loan LIBOR Margin per annum and (v) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

         As of the Closing Date, the Applicable Margins will be as follows:

         -------------------------------------------------------
         Index
         -------------------------------------------------------
         Applicable Revolver Index Margin             0.75%
         -------------------------------------------------------
         Applicable Revolver LIBOR Margin             2.25%
         -------------------------------------------------------
         Applicable Term A Index Margin               0.75%
         -------------------------------------------------------
         Applicable Term A LIBOR Margin               2.25%
         -------------------------------------------------------
         Applicable Term B Index Margin               1.25%
         -------------------------------------------------------
         Applicable Term B LIBOR Margin               2.75%
         -------------------------------------------------------
         Applicable Acquisition Loan Index Margin     0.75%
         -------------------------------------------------------
         Applicable Acquisition Loan LIBOR Margin     2.25%
         -------------------------------------------------------
         Applicable L/C Margin                        2.00%
         -------------------------------------------------------
         Applicable Unused Line Fee Margin            0.375%
         -------------------------------------------------------

The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by RII's Leverage Ratio, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrowers' quarterly Financial Statements to Lenders for the Fiscal Quarter ending March 31, 1998. Adjustments in Applicable Margins will be determined by reference to the following grids:

         -------------------------------------------------
         IF LEVERAGE RATIO IS:         LEVEL OF
                                       APPLICABLE MARGINS:
         -------------------------------------------------
         > 5.5                         Level I
         -------------------------------------------------
         < 5.5, but > 4.5              Level II
         -------------------------------------------------
         < 4.5, but > 3.5              Level III
         -------------------------------------------------
         < 3.5                         Level IV
         -------------------------------------------------

                             APPLICABLE MARGINS
--------------------------------------------------------------------------------
                             LEVEL I   LEVEL II  LEVEL III      LEVEL IV
--------------------------------------------------------------------------------
Applicable Revolver          1.00%     0.75%     0.50%          0.25%
Index Margin
--------------------------------------------------------------------------------
Applicable Revolver LIBOR    2.50%     2.25%     2.00%          1.75%
Margin
--------------------------------------------------------------------------------
Applicable Term A Index      1.00%     0.75%     0.50%          0.25%
Margin
--------------------------------------------------------------------------------
Applicable Term A LIBOR      2.50%     2.25%     2.00%          1.75%
Margin
--------------------------------------------------------------------------------
Applicable Term B Index      1.50%     1.25%     1.25%          1.25%
Margin
--------------------------------------------------------------------------------
Applicable Term B LIBOR      3.00%     2.75%     2.75%          2.75%
Margin
--------------------------------------------------------------------------------
Applicable Acquisition Loan  1.00%     0.75%     0.50%          0.25%
Index Margin
--------------------------------------------------------------------------------
Applicable Acquisition Loan  2.50%     2.25%     2.00%          1.75%
LIBOR Margin
--------------------------------------------------------------------------------
Applicable L/C Margin        2.00%     2.00%     2.00%          2.00%
--------------------------------------------------------------------------------
Applicable Unused Line Fee   0.375%    0.375%    0.375%         0.375%
Margin
--------------------------------------------------------------------------------

         All adjustments in the Applicable Margins after March 31, 1998 will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of RII and Borrowers evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the fifth (5th) day following delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

         (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

         (d) So long as a Default or an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i) or so long as any other Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

         (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in SECTION 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with SECTION 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in SECTION 2.2 shall not have been satisfied or waived in writing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION") in the form of EXHIBIT 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the earlier of forty-five (45) days after the Closing Date or completion of primary syndication of the Commitments.

         (f)   Notwithstanding anything to the contrary set forth in this
SECTION 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in SECTION 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

         1.6. ELIGIBLE ACCOUNTS AND ELIGIBLE MEXICAN ACCOUNTS. (I) ELIGIBLE ACCOUNTS Based on the most recent Borrowing Base Certificate delivered by each Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of each Borrower shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement. In determining whether a particular Account of any Borrower constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria or to establish new criteria, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

         (a) which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

         (b) upon which (i) such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

         (c) to the extent of any defense, counterclaim, setoff or dispute is asserted as to such Account;

         (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for goods sold to or services rendered and accepted by the applicable Account Debtor;

         (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

         (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;


         (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

         (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

         (i) that is the obligation of any Mexican Account Debtor or any other Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

         (j) to the extent such Borrower or any Subsidiary thereof owes accounts payable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof ("contra-accounts"), unless such Borrower has delivered to Agent a satisfactory waiver of set-off agreement (a "NO SET-OFF AGREEMENT") executed by that Account Debtor with respect to those contra-accounts; PROVIDED, that prior to the occurrence of an Event of Default, so long as the affected Borrower has exercised its reasonable best efforts to obtain No Set-Off Agreements from the relevant Account Debtor to the reasonable satisfaction of Agent, the net amount, if any, owing to such Borrower after deducting all such contra-accounts shall not be disqualified as Eligible Accounts under this clause so long as the applicable Account Debtor has not asserted or exercised any setoff or recoupment in respect of such contra-account(s);

         (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

         (l) that is in default; PROVIDED, THAT, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i) it is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

               (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

         (m) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this SECTION 1.6(I);

         (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

         (o) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue in any material respect;

         (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

         (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable discretion, following prior notice of such limit by Agent to Borrower Representative;

         (r)   to the extent that such Account, together with all other
Accounts owing by (i) such Account Debtor and its Affiliates (other than David Joseph & Co.) as of any date of determination exceed ten percent (10%) of all Eligible Accounts or (ii) David Joseph & Co. or any Affiliate thereof as of any date of determination exceed twenty percent (20%) of all Eligible Accounts; PROVIDED, that so long as any Account Debtor maintains a long term credit rating of BBB- or better by Moody's or S&P, the Accounts owing by such Account Debtor will not be disqualified under this clause except to the extent that the same exceed thirty percent (30%) of all Eligible Accounts;

         (s)   which is payable in any currency other than Dollars; or

         (t) which is unacceptable to Agent in its reasonable credit judgment.

         (II) ELIGIBLE MEXICAN ACCOUNTS. Based on the most recent Borrowing Base Certificate delivered by each Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of each Borrower owing by a Mexican Account Debtor shall be "ELIGIBLE MEXICAN ACCOUNTS" for purposes of this Agreement. In determining whether a particular Account of any Borrower owing by a Mexican Account Debtor constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria or to establish new criteria, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Eligible Mexican Accounts shall not include any Account of any
Borrower:

         (a) which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

         (b) upon which (i) such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Mexican Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Mexican Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to a the equitable lien of a surety bond issuer;

         (c) to the extent of any defense, counterclaim, setoff or dispute is asserted as to such Account;

         (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Mexican Account Debtor;

         (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Mexican Account Debtor;

         (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

         (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

         (h) that is the obligation of a Mexican Account Debtor that is the Mexican government or a political subdivision thereof, or any state, province or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing;

         (i) to the extent such Borrower or any Subsidiary thereof owes accounts payable for goods sold or services rendered by the applicable Mexican Account Debtor to such Borrower or any Subsidiary thereof ("contra-accounts"), unless such Borrower has delivered to Agent a satisfactory waiver of set-off agreement executed by that Account Debtor with respect to those contra-accounts;

         (j) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Mexican Account Debtor is or may be conditional;

         (k) that is in default; PROVIDED, THAT, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i) it is not paid within the earlier of: thirty (30) days following its due date or sixty (60) days following its original invoice date;

               (ii) if any Mexican Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii)  if any petition is filed by or against any Mexican
Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

         (l) which is the obligation of a Mexican Account Debtor if twenty-five percent (25%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this
SECTION 1.6 (II);

         (m) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

         (n) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue;

         (o) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

         (p) to the extent such Account exceeds any credit limit established by Agent, in its reasonable discretion, following prior notice of such limit by Agent to Borrower Representative;

         (q) to the extent that such Account, together with all other Eligible Mexican Accounts owing by such Mexican Account Debtor and its Affiliates as of any date of determination exceed $800,000;

         (r) which is invoiced in or payable in any currency other than Dollars; or

         (s) which is unacceptable to Agent in its reasonable credit judgment.

         1.7. ELIGIBLE INVENTORY. Based on the most recent Borrowing Base Certificate delivered by each Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Inventory of each Borrower shall be "ELIGIBLE INVENTORY" for purposes of this Agreement. In determining whether any particular Inventory of any Borrower constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria or to establish new criteria with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

         (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in SECTION 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

         (b) is (i) not located on premises owned, leased or operated by such Borrower or (ii) is stored with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

         (c) is placed on consignment or is in transit, provided that Inventory in transit between one Borrower location and another Borrower location shall not be disqualified from being Eligible Inventory by this clause to the extent that the aggregate amount of such in-transit Inventory does not exceed $500,000;

         (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

         (e) in Agent's reasonable determination, is excess, unsalable, or otherwise unfit for sale;

         (f) consists of display items or packing or shipping materials, manufacturing supplies, or replacement parts;

         (g)   consists of goods which have been returned by the buyer;

         (h) is not of a type held for sale in the ordinary course of such Borrower's business;

         (i) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien;

         (j) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue in any material respect;

         (k)   consists of any costs associated with "freight-in" charges;

         (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

         (m) is not covered by casualty insurance required by this Agreement; or

         (n) is otherwise unacceptable to Agent in its reasonable credit judgment.

         1.8. CASH MANAGEMENT SYSTEMS. Within ninety (90) days following the Closing Date, RII and each of the Borrowers will establish and will maintain until the Termination Date, the cash management systems described on ANNEX C (the "CASH MANAGEMENT SYSTEMS").

         1.9.  FEES.  (a)    Borrowers shall pay to GE Capital, individually,
the Fees specified in that certain fee letter dated as of November 20, 1997 among RII, Borrowers and GE Capital (the "GE CAPITAL FEE LETTER"), at the times specified for payment therein.

         (b) As additional compensation for the Revolving Lenders, Borrowers agree, jointly and severally to pay to Agent, for the ratable benefit of such Lenders, in arrears, (i) on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such fee is due and (ii) on the first Business Day of each month prior to the Acquisition Loan Commitment Termination Date and on the Acquisition Loan Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Acquisition Loan Amount and (y) the average for the period of the daily closing balance of the Acquisition Loan outstanding during the period for which such fee is due.

         1.10. RECEIPT OF PAYMENTS. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account at or prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day.

         1.11. APPLICATION AND ALLOCATION OF PAYMENTS. (a) So long as no Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Swing Line Loan and the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of SECTION 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in SECTIONS 1.3(c) AND 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when an Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in ANNEX B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under SECTION 11.3.

         (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Loan and the Swing Line Loan to exceed Borrowing Availability or would cause the balance of the Revolving Loan and the Swing Loan of any Borrower to exceed such Borrower's separate Borrowing Base. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.12. LOAN ACCOUNT AND ACCOUNTING. Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: all Advances and the Term Loan, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower. Unless Borrower Representative notifies

Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect not to receive a Note or Notes issued in accordance herewith and may elect to rely on the Loan Account as evidence of the amounts from time to time owing to it hereunder.

         1.13. INDEMNITY. (a) Each Credit Party that is or becomes a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among ANY PARTIES to any of the Loan Documents (collectively, "INDEMNIFIED LIABILITIES"); PROVIDED, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct or any dispute among or between any Lenders and/or any of the Agents arising while no Event of Default has occurred and is continuing under this Agreement. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

         (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.
This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this SECTION 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

         1.14. ACCESS. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as either of Agents determine to be appropriate: (a) provide Agents and any of their respective officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agents, and any of their respective officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agents, and any of their respective officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default under Section 8.1(h) or an Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by any Agents, each such Credit Party shall provide such access to Agents and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall provide Agents and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agents and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which any of Agents may request. Each Credit Party shall deliver any document or instrument necessary for Agents, as they may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agents' representatives on regularly scheduled audits at no charge to Borrowers.

         1.15. TAXES. (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to SECTION 12) or under the Notes shall be made, in accordance with this SECTION 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to SECTION 12) or under the Notes,
(i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this

SECTION 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

         (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

         (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

         1.16. CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY. (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then such Lender shall promptly notify Agent and Borrower Representative thereof and thereafter Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

         (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then such Lender shall promptly notify Agent and Borrower Representative thereof and thereafter Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this SECTION 1.16(b).

         (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, such Lender shall promptly notify Agent and Borrower Representative thereof and thereafter upon demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full, without any prepayment fee or premium, all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, UNLESS Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand or, if permitted by applicable law, on the last day of the applicable LIBOR Period, converts all such Loans into a Loan bearing interest based on the Index Rate.

         (d) REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTION 1.15(a), 1.16(a) or 1.16(b) or of such Lender's inability to make LIBOR Loans as provided in SECTION 1.16(c), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety
(90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, PROVIDED that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety
(90) days thereafter, Borrowers' rights under this SECTION 1.16(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.15(a), 1.16(a) and 1.16(b).

         1.17. SINGLE LOAN. All Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of its Collateral.

2.  CONDITIONS PRECEDENT

         2.1. CONDITIONS TO THE INITIAL LOANS. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agents, or waived in writing by Agents and Lenders:

         (a) CREDIT AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, Agents and Lenders; and Agents shall have received such documents, instruments, agreements and legal opinions as Agents shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as ANNEX D, each in form and substance satisfactory to Agents.

         (b) REPAYMENT OF PRIOR LENDER OBLIGATIONS; SATISFACTION OF OUTSTANDING L/CS. (i) Agents shall have received a fully executed original of a pay-off letter satisfactory to Agents confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loans and the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of each Prior Lender shall be terminated by such Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by each Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to ANNEX B, as mutually agreed upon by Agents, Borrowers and such Prior Lender.

         (c) APPROVALS. Agents shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agents affirming that no such consents or approvals are required.

         (d) OPENING AVAILABILITY. The Eligible Accounts, Eligible Mexican Accounts and Eligible Inventory of each Borrower supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to each Borrower, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $7,500,000.

         (e) PAYMENT OF FEES. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in SECTION 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agents for all fees, costs and expenses of closing presented as of the Closing Date.

         (f) CAPITAL STRUCTURE: OTHER INDEBTEDNESS, DOCUMENTS. The capital structure of each Credit Party and the terms and conditions of all Indebtedness, all material contracts and governing documents of each Credit Party and the legal and tax consequences of the Related Transactions shall be acceptable to Agents in their sole discretion.

         (g) CONSUMMATION OF RELATED TRANSACTIONS. Agents shall have received fully executed copies of each of the Current Acquisition Agreements and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Agents and their respective counsel. Each of the Current Acquisitions and other Related Transactions shall have been consummated in accordance with the terms in all material respects of each of the Current Acquisition Agreements and the other Related Transactions Documents but for the payment of the cash purchase price payable on the Closing Date pursuant to the Current Acquisition Agreements. In addition, Agents shall have received an Officer's Certificate from RII certifying the conditions set forth in this clause (g) have been satisfied and describing with respect to the consummation of the Current Acquisitions (i) whether any options have been exercised under any Current Acquisition Agreement to lease rather than purchase real property to be occupied by any Subsidiary of RII after consummating such Current Acquisition and, if so, the terms of such lease and any related purchase option, (ii) whether any portion of the purchase price to be paid under any Current Acquisition Agreement is to be escrowed or subject to a deferred payment arrangement, and if so, the terms and amount of such escrow or deferred payment arrangement, and (iii) whether compliance with any terms or conditions of any Current Acquisition Agreement have been waived or modified by RII and/or its Subsidiaries, and if so, the terms or conditions so waived or modified.

         (h) RII EQUITY ISSUANCES. RII shall have consummated the RII Equity Issuances.

         (i) TRANSACTION COSTS AND EXPENSES. The aggregate purchase price for all of the Current Acquisitions shall not exceed $145.2 million; the aggregate amount due to consummate the Refinancing shall not exceed $32.1 million; and aggregate fees, expenses and closing costs (including those payable to Agents and Lenders) incurred by RII and the Borrowers in connection with the Related Transactions shall not exceed $13 million.

         (j) PROCEEDS OF SUBORDINATED DEBT AND EQUITY ISSUANCES. All net cash proceeds from the issuance of the Subordinated Notes and RII's New Common Stock not utilized on the Closing Date to fund the Refinancing or consummate the Current Acquisitions shall have been contributed by RII to the common equity of the Borrowers in a manner and on terms acceptable to Agents.

         (k)    SUBORDINATED DEBT.  RII shall have received at least
$60,000,000 in net cash proceeds from the issuance of the Subordinated Notes (exclusive of costs and fees incurred in connection with such issuance).
Without limiting any of the foregoing, the terms of all Subordinated Debt outstanding as of the Closing Date must be acceptable to Agents and shall (x) not be secured by any lien or security interest in the property of RII or any of its Subsidiaries, and (y) expressly acknowledge that all Obligations owing or Liens granted to Agent and/or any Lender under the Loan Documents shall constitute permitted senior indebtedness and permitted liens (or any similar terms used in any instrument evidencing any such Subordinated Debt), as applicable, under terms of such Subordinated Debt. In addition, solely with respect to the $60 million issuance of Subordinated Notes, any guaranties of such debt issued by any Subsidiaries of RII shall be unsecured and subordinated on terms and conditions acceptable to Agents.

         (l) FINANCIAL PERFORMANCE. Agents shall have received and deemed satisfactory a written report by a major accounting firm selected by RII and deemed acceptable to Agents substantiating that the consolidated pro forma EBITDA of RII and its Subsidiaries (immediately after giving effect to the Current Acquisitions) shall not be less than $30 million for the fiscal year ending September 30, 1997 which report shall be in form and substance acceptable to Agents. In addition, Agents shall have received evidence satisfactory to Agents that RII's Consolidated Senior Debt to consolidated Pro Forma Operating Cash Flow shall not exceed a ratio of 3.75 to 1.0 for the trailing twelve-month period ending on the last day of the calendar month immediately preceding the Closing Date.

         (m) LITIGATION MATTERS. Agents shall have received evidence satisfactory to Agents and their respective counsel that each of the following conditions have been met with regard to the following pending Litigation matters:

                (i) With respect to Anglo Metals, Inc. Litigation (U.S. Bankruptcy Court S. Dist. Texas, Bankruptcy No. 96-24999-C-11 and related state court litigation), (1) the costs of required clean-up (and Borrowers' share thereof) must have been determined with a reasonable degree of certainty with respect to the Harlingen, Brownsville and San Juan, Texas sites, and Borrowers' share thereof must not exceed $400,000 in the aggregate and (2) Recycling Industries of Texas, Inc. must have entered into a letter of intent to directly lease those sites with the owner(s) thereof (subject to bankruptcy court approval thereto), all on terms reasonably satisfactory to Agents; and

                (ii) With respect to the Caside Associates Litigation, (1) the final form of settlement agreement must have been entered into between the RII and EACH OF THE TRUSTEES in the bankruptcy case of John Silvia, Jr. and the bankruptcy case of Environmental Recovery Systems of Somerset, Inc. and submitted by such parties for bankruptcy court approval, (2) RII's total exposure under the settlement agreement shall not exceed $7,250,000 and (3) the settlement reflected in the settlement agreement shall be binding upon all of the plaintiffs in BEEBER, ET AL. V. JOHN SILVIA, JR., No. 96-12416-JLT, MITCHELL, ET AL. V. RECYCLING INDUSTRIES, INC., No. C-97-00845,

DWIGHT SILVIA, ET AL. V. RECYCLING INDUSTRIES, INC., No. 97-12015-JLT and FERREIRA, ET AL. V. RECYCLING INDUSTRIES, Bristol County Superior Court No. B97-01400 (collectively, the "Caside Associates Litigation").

         2.2. FURTHER CONDITIONS TO EACH LOAN. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

         (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

         (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Lenders; or

         (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

         (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Aggregate Borrowing Base and the Maximum Amount, LESS, in each case, the then outstanding principal amount of the Swing Line Loan, or (ii) the outstanding principal amount of the Revolving Loan of the applicable Borrower would exceed such Borrower's separate Borrowing Base LESS the outstanding principal amount of the Swing Line Loan to that Borrower; or

         (e) After giving effect to any Swing Line Advance, (i) the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability, or (ii) the outstanding principal amount of the Swing Line Loan of the applicable Borrower would exceed such Borrower's separate Borrowing Base LESS the outstanding principal amount of the Revolving Loan to that Borrower.

The request and acceptance by any Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in SECTION 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

         2.3.   CONDITIONS TO EACH ACQUISITION ADVANCE.

         In addition to those conditions applicable to all Loans set forth in
Section 2.2, no Lender shall be obligated to fund any Acquisition Advance, unless each of the following conditions have been met or satisfied in a manner satisfactory to Agents:

              (i) Agents shall receive at least thirty (30) days' prior written notice of such proposed Permitted Acquisition and the requested Acquisition Advance, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

              (ii) such Permitted Acquisition shall only involve assets or businesses located in the United States and comprising a business, or those assets of a business, substantially of the type engaged in by Borrowers as of the Closing Date (and to the extent not engaged in the business of metals recycling such business will not subject any Borrower to materially greater regulatory burdens);

              (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors (and stockholders to the extent required by applicable law);

              (iv) no additional Indebtedness, Guaranteed Indebtedness, or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of RII and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder and (B) ordinary course trade payables and accrued expenses, (C) Indebtedness permitted under SECTION 6.3(a)(viii) hereof and (D) Permitted Subordinated Debt;

              (v) the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's Financial Statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition (with such adjustments to pro forma EBITDA as may be acceptable to the Agents);

              (vi) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

              (vii) at or prior to the closing of any Permitted Acquisition, Agent will be granted first priority perfected Liens (A) by the newly formed Subsidiary of RII in all assets of such newly formed Subsidiary (including the capital stock of the Target, if applicable), by Target in all of its assets and/or by the applicable Borrower in the assets acquired directly by such Borrower (including the capital stock of the Target, if applicable), subject in each case only to Permitted Encumbrances and (B) by RII in the capital stock of any newly formed Subsidiary of RII organized to consummate such Permitted Acquisition; and RII, Borrowers, such newly formed Subsidiary and the Target, as applicable, shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

              (viii) Such Target or newly formed Subsidiary shall execute Joinder Agreement in the form of EXHIBIT 1.1(d)(i)(2) and such other documents and take such actions as may be required by the Agent to establish such Target or Subsidiary as a Borrower under and a party to this Agreement, the Security Agreement and, the other Loan Documents, applicable;

              (ix) Acquisition Advances shall not exceed 80% of the consideration to be paid to consummate the Permitted Acquisition, with the balance to be paid in cash, financed the issuance of RII Stock or the issuance of Permitted Subordinated Debt;

              (x) Agents shall be satisfied that all necessary or appropriate third party and governmental waivers and consents relating to the Permitted Acquisition have been received;

              (xi) At least fourteen (14) days prior to the date of closing of the Permitted Acquisition, RII shall have delivered to Agents, in form and substance satisfactory to Agents:

                     (A) a pro forma consolidated balance sheet, income statement and cash flow statement of RII and its Subsidiaries (the "ACQUISITION PRO FORMA"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of RII and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition, the funding of the Acquisition Loan and the incurrence of Permitted Subordinated Debt, if any, in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, RII and its Subsidiaries would have had a ratio of Consolidated Senior Debt to Operating Cash Flow not in excess of 4.0 to 1.0 for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to ANNEX E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Indebtedness incurred or assumed in connection therewith as if made on the first day of such period),
         (y) average daily Net Borrowing Availability of all Borrowers for the 30-day period preceding the consummation of such Permitted Acquisition would have exceeded $4,500,000 on a pro forma basis (giving effect to such Permitted Acquisition and all Indebtedness incurred in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Net Borrowing Availability of $4,500,000 shall continue for at least 30 days after the consummation of such Permitted Acquisition, and (z) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and RII and Borrowers would have been in compliance with the financial covenants set forth in ANNEX G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to ANNEX E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                     (B) updated versions of the most recently delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "ACQUISITION PROJECTIONS") and based upon historical financial data of a recent date satisfactory to Agents, taking into account such Permitted Acquisition; and

                     (C) a certificate of the chief financial officer of RII and each Borrower to the effect that: (w) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against RII and each other Subsidiary of RII) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of RII and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of RII and its Subsidiaries subsequent to the date thereof based upon the historical performance of RII, its Subsidiaries and the Target and show that RII and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in ANNEX G for the three (3) year period thereafter; and (z) RII and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agents and Lenders;

                (xii) RII and Agents shall have completed legal and environmental due diligence with respect to the Target, including a review of contingent liabilities to be assumed or acquired as part of a Permitted Acquisition, with results reasonably satisfactory to Agents; provided, that RII and Agents shall use their best efforts to complete such due diligence within 20 days of receipt of notice of such proposed acquisition.

                (xiii) on or prior to the date such Permitted Acquisition is consummated, Agents shall have received, in form and substance satisfactory to Agents, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results, an assignment of the seller(s)' representations, warranties, covenants and indemnities to Agents and other documents reasonably requested by Agents; and

                (xiv) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

         2.4. ELIGIBILITY OF ACCOUNTS AND INVENTORY OF TARGETS. Notwithstanding anything in this Agreement to the contrary, the Accounts and Inventory of the Permitted Acquisition will not be included in Eligible Accounts, Eligible Mexican Accounts and Eligible Inventory of any Borrower, until completion of a field audit thereof with results satisfactory to Agent; PROVIDED, that in the event such field audit is completed with results satisfactory to Agent before consummation of such Permitted Acquisition, the Borrowing Availability to be ascribed to the Eligible Accounts, Eligible Mexican Accounts and Eligible Inventory of the Target being acquired shall not, for purposes of any Revolving Credit Advances made on the date of consummation of such Permitted Acquisition to the acquiring Borrower or the Target, exceed ninety (90%) percent of the Borrowing Availability which would otherwise be available on account of the Borrowing Base attributable to that Permitted Acquisition.

3.  REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties, jointly and severally, make the following representations and warranties to Agents and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

         3.1.   CORPORATE EXISTENCE; COMPLIANCE WITH LAW.  Each Credit Party
(a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent necessary for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2. EXECUTIVE OFFICES; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, DISCLOSURE SCHEDULE (3.2) lists the federal employer identification number of each Credit Party.

         3.3. CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally.

         3.4. FINANCIAL STATEMENTS AND PROJECTIONS. Except for the Projections, all Financial Statements concerning RII and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

         (a) The following Financial Statements attached hereto as DISCLOSURE SCHEDULE (3.4(A)) have been delivered on the date hereof:

                (i) The audited consolidated and consolidating balance sheets at September 30, 1995 and 1996 and the related statements of income and cash flows of RII and its Subsidiaries for the Fiscal Years then ended, certified by BDO Seidman, L.L.P.

                (ii) The unaudited consolidated and consolidating balance sheet(s) at September 30, 1997 and the related statement(s) of income and cash flows of RII and its Subsidiaries and the Current Acquisitions Targets in the case of RII, for the twelve months then ended and in the case of the Current Acquisitions Targets for the period since the commencement of their most recent respective fiscal years.

         (b) PRO FORMA. The Pro Forma delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(B)) was prepared by RII giving PRO FORMA effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of RII and its Subsidiaries dated September 30, 1997, and of the Current Acquisitions Targets and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

         (c) PROJECTIONS. The Projections delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(C)) have been prepared by RII in light of the past operations of its and its Subsidiaries' and the Current Acquisitions Targets' businesses, but including future payments of known contingent liabilities, and reflect projections for the three (3) year period beginning on October 1, 1997 on a quarter by quarter basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which RII and Borrowers believe to be reasonable and fair in light of current conditions and current facts known to RII and Borrowers and, as of the Closing Date, reflect RII's and Borrowers' good faith and reasonable estimates of the future financial performance of RII and Borrowers and of the other information projected therein for the period set forth therein.

         3.5. MATERIAL ADVERSE EFFECT. Between September 30, 1996 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between September 30, 1996 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6. OWNERSHIP OF PROPERTY; LIENS. As of the Closing Date, the real estate ("REAL ESTATE") listed on DISCLOSURE SCHEDULE (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on DISCLOSURE SCHEDULE (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agents have been delivered to Agents. DISCLOSURE SCHEDULE (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. DISCLOSURE SCHEDULE (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

         3.7. LABOR MATTERS. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in DISCLOSURE SCHEDULE (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on DISCLOSURE SCHEDULE (3.7) have been delivered to Agents); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in DISCLOSURE SCHEDULE (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual seeking more than $100,000 in damages.

         3.8. VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in DISCLOSURE SCHEDULE (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and in the amounts set forth on DISCLOSURE SCHEDULE (3.8). Except as set forth on DISCLOSURE SCHEDULE (3.8), as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which RII may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities. There are no such outstanding rights to purchase, options, warrants or similar rights or agreements with respect to any Stock or other equity securities of RII's Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in SECTION 6.3 (including DISCLOSURE SCHEDULE (6.3)). NR Holdings has no assets except the Stock of NV Borrower nor any Indebtedness or Guaranteed Indebtedness other than in respect of the Obligations. Recycling Iowa has no assets except the stock of Weissman Borrower nor any Indebtedness or Guaranteed Indebtedness other than in respect of the Obligations. RII has no assets other than the Stock of its Subsidiaries. NR Holdings, Recycling Iowa and RII are not engaged in any trade or business.

         3.9. GOVERNMENT REGULATION. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10. MARGIN REGULATIONS. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.11. TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with SECTION 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. DISCLOSURE SCHEDULE (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on DISCLOSURE SCHEDULE (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

         3.12. ERISA. (a) DISCLOSURE SCHEDULE (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agents. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a


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

prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

         (b) Except as set forth in DISCLOSURE SCHEDULE (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

         3.13. NO LITIGATION. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

         3.14. BROKERS. Except as set forth on DISCLOSURE SCHEDULE (3.14), no broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15. INTELLECTUAL PROPERTY. Each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License owned by any Credit Party is listed, together with application or registration numbers, as applicable, in DISCLOSURE SCHEDULE (3.15) hereto. To its knowledge, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person. As of the Closing Date, RII and its Subsidiaries do not own any Patents or Trademarks having any material value as to its existing operations.

         3.16. FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agents or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

         3.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in DISCLOSURE SCHEDULE (3.17), to the best of the Credit Parties' knowledge on the basis of reasonable inquiry (including, without limitation the reports of W. Z. Baumgartner & Associates and reports of McLaren Hart and Associates described on DISCLOSURE SCHEDULE (3.17)), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $1,000,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $1,000,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $1,000,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $1,000,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;
(vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $1,000,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agents copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

         (b) Each Credit Party hereby acknowledges and agrees that neither of the Agents (i) is now, nor has ever been, in control of any of the Real Estate or any Credit Party's affairs, nor (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18. INSURANCE. DISCLOSURE SCHEDULE (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

         3.19. DEPOSIT AND DISBURSEMENT ACCOUNTS. DISCLOSURE SCHEDULE (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         3.20. GOVERNMENT CONTRACTS. Except as set forth in DISCLOSURE SCHEDULE (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

         3.21. CUSTOMER AND TRADE RELATIONS. As of the Closing Date and after giving effect to the Current Acquisitions, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit
Party with any supplier material to its operations.

         3.22. AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, each Credit Party has provided to Agent, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on DISCLOSURE SCHEDULE (3.22); supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

         3.23. SOLVENCY. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (c) the Current Acquisitions, the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

         3.24. CURRENT ACQUISITION AGREEMENTS. As of the Closing Date, Borrowers have delivered to Agents a complete and correct copy of each of the Current Acquisition Agreements


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

(including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and, to the knowledge of the Credit Parties, no other Person party thereto is in default in the performance or compliance with any provisions thereof. Each Current Acquisition Agreement complies with, and each Current Acquisition has been consummated in accordance with, all applicable laws. Each Current Acquisition Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Sellers, any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by such Current Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by such Current Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party's knowledge, none of any Seller's representations or warranties in any Current Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Credit Party in each Current Acquisition Agreement is true and correct in all material respects. Notwithstanding anything contained in any Current Acquisition Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this SECTION 3.24 and shall, solely for purposes of this Agreement and the benefit of Agents and Lenders, survive the consummation of each Current Acquisition.

         3.25. SUBORDINATED DEBT. As of the Closing Date, RII has delivered to Agents a complete and correct copy of the Subordinated Notes and other promissory notes evidencing Subordinated Debt outstanding as of the Closing Date (including all indentures, schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith collectively, the "Subordinated Debt Documents"). RII has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Debt Documents. The subordination provisions of the Subordinated Debt Documents are enforceable against the holders of the Subordinated Debt by Agents and Lenders. All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt Documents. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt issued after the Closing Date. RII and Borrowers acknowledge that Agents and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Subordinated Notes and this
SECTION 3.25.

4.  FINANCIAL STATEMENTS AND INFORMATION

         4.1.   REPORTS AND NOTICES.  (a)   Each Credit Party executing this
Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in ANNEX E.

         (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of EXHIBIT 4.1(b)) at the times, to the Persons and in the manner set forth in ANNEX F.

         4.2. COMMUNICATION WITH ACCOUNTANTS. Each Credit Party executing this Agreement authorizes Agents and, so long as an Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants, including BDO Seidman, LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.  AFFIRMATIVE COVENANTS

         Each Credit Party jointly and severally agrees as to all Credit Parties that until the Termination Date:

         5.1. MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in DISCLOSURE SCHEDULE (5.1).

         5.2. PAYMENT OF OBLIGATIONS. (a) Subject to SECTION 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

         (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges and claims described in
SECTION 5.2(a); PROVIDED, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges other than Permitted Encumbrances and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of


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

such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this
SECTION 5.2(b) are no longer met, and (v) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

         5.3. BOOKS AND RECORDS. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as DISCLOSURE SCHEDULE (3.4(A)).

         5.4.   INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.  (a)   The
Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on DISCLOSURE SCHEDULE (3.18) as in effect on the date hereof or other policies providing substantially equivalent coverage reasonably acceptable to Agent in form and with insurers acceptable to Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

         (b) Agent reserves the right at any time upon any material increase in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

         (c) Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $1,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with SECTION 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower, or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; PROVIDED that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with SECTION 1.3(d); provided further that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower. All insurance proceeds which are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of such Borrower (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the separate Borrowing Base of the affected Borrower in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party not constituting a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to that Borrower or Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance or a release from the cash collateral account be made to such Borrower or Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in SECTION 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with SECTION 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower.

         5.5. COMPLIANCE WITH LAWS. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.6. SUPPLEMENTAL DISCLOSURE. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and


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

continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

         5.7. INTELLECTUAL PROPERTY. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

         5.8. ENVIRONMENTAL MATTERS. Recognizing the nature of the business activity in which the Credit Parties are engaged, each Credit Party shall conduct its operations in a reasonable and cost-effective manner in order to minimize the possibility of a Release, or any unplanned sudden or non-sudden Release of Hazardous Material. If any material Release of Hazardous Materials requiring reporting to Governmental Authorities shall occur on the Real Estate, the applicable Credit Party shall cause the prompt containment and Removal of such Hazardous Materials and remediation of the Real Estate to maintain the Real Estate in compliance with applicable Environmental Laws and Environmental Permits. Therefore, each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the Real Estate in compliance with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate except for a time period not exceeding 30 days which period may be extended at the discretion of the Agent so long as Agent remains satisfied that the applicable Credit Party is diligently and in good faith contesting any requirement of a Governmental Authority which has not yet become the subject of an applicable judicial order or decree; (c) notify Agent within 14 days after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release of Hazardous Materials required to be reported to any Governmental Authority concerning any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) within 14 days of receipt forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there is a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect (any such event, an "ENVIRONMENTAL EVENT"), then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Without limiting the foregoing, each Credit Party shall, at Agent's request, cause environmental consultants acceptable to Agent to prepare for Agent Phase 1 environmental reports in form and substance acceptable to Agent on each of the Credit Parties' facilities; PROVIDED that unless an Event of Default shall be outstanding or the Agent has a reasonable basis to believe that an Environmental Event has occurred, Agent's request for such Phase 1 environmental reports shall be made no more frequent than an annual basis. Borrowers shall fund, and/or reimburse Agent for, the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         5.9. LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. In addition, concurrent with the acquisition of any fee interest in any real property, the applicable Credit Party shall duly execute and deliver, or cause to be duly executed and delivered, to Agent a Mortgage with respect to such real property together with (a) a title insurance policy, current as-built survey, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to

Agent; (b) evidence that counterparts of the Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each such parcel of real property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any such parcel of real property is located in form and substance and from counsel reasonably satisfactory to Agent.

         5.10. FURTHER ASSURANCES. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

         5.11. EXCLUDED PROPERTY. Within ten (10) Business Days after any property ceases to be Excluded Property, the Credit Party owning such property shall, at such Credit Party's expense, execute and deliver, or cause to be executed and/or delivered, to Agent such documents, agreements and mortgages as may be deemed as necessary or proper by Agent to perfect a first priority Lien in and upon such property, subject only to Permitted Encumbrances.

         5.12. REACTIVATION PLAN. Within 120 days following the issuance of any injunction, temporary restraining order or other judicial order which results in the termination or substantial impairment of the operation of any shredder owned by any Credit Party which is not cured within 30 days of the date so issued (an "ADVERSE SHREDDER ORDER"), such Credit Party shall provide a written plan to Agent detailing the proposed actions to be undertaken by such Credit Party to cause such shredder to become operational, which report shall be in form and substance acceptable to Agent in all respects.

6.  NEGATIVE COVENANTS

         Each Credit Party jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, until the Termination Date:

         6.1. MERGERS, SUBSIDIARIES, ETC. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except for Permitted Acquisitions and except that any Borrower may merge with another Borrower or another Subsidiary of RII.

         6.2. INVESTMENTS; LOANS AND ADVANCES. Except as otherwise expressly permitted by this SECTION 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such


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

Accounts so settled by Borrowers does not exceed $300,000 (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) each Credit Party may maintain its other investments existing as of the Closing Date as set forth on DISCLOSURE SCHEDULE (6.2); (d) RII and/or Borrowers shall make equity investments in existing or newly formed Subsidiaries to fund Permitted Acquisitions to the extent not funded by (i) Equity Proceeds,
(ii) Acquisition Advances and/or (iii) Permitted Subordinated Debt; (e) so long as no Default or Event of Default shall have occurred and be continuing and there is no outstanding Revolving Loan balance, Borrowers may make investments subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders in (i) marketable direct obligation issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A RATED BANK"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks; and (f) so long as no Default or Event of Default shall have occurred and be continuing, RII and/or Borrowers may make other investments not exceeding $100,000 in the aggregate at any time outstanding.

         6.3. INDEBTEDNESS. (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of Section 6.7; (ii) the Loans and the other Obligations; (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; (iv) existing Indebtedness described in DISCLOSURE SCHEDULE (6.3) (including Subordinated Debt outstanding on the Closing Date and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same), granting Liens to secure payment thereof and which are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified; (v) the Subordinated Notes; (vi) Permitted Subordinated Debt incurred after the Closing Date; (vii) Indebtedness consisting of intercompany loans and advances made by any Borrower to RII the proceeds of which RII concurrently loans to another Borrower, PROVIDED that (A) RII and each Borrower shall have executed and delivered to each other, a demand note (collectively, the "INTERCOMPANY NOTES") to evidence any such intercompany Indebtedness owing at any time by RII or such Borrower to RII or such other Borrowers, as applicable, which Intercompany Notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) RII and/or each Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (C) the obligations of RII and/or each Borrower under any such Intercompany Notes shall be subordinated to the Obligations of RII and/or such Borrower hereunder in a manner satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by RII and/or any Borrower to RII and/or any other Borrower, as applicable, and after giving effect thereto, RII and each such Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;
(F) in the case of any intercompany Indebtedness, the Borrower advancing such funds shall have Net Borrowing Availability under its separate Borrowing Base of not less than $500,000 after giving effect to such intercompany loan; and (G) the aggregate amount of such intercompany Indebtedness owing by RII or any Borrower shall not exceed $1,500,000 at any one time outstanding; and (viii) unsecured indebtedness of RII and/or any Borrower existing on the Closing Date or assumed in connection with one or more Permitted Acquisitions hereafter consummated by RII and/or such Borrower not exceeding $5,000,000 in the aggregate at any time.

         (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations and (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with SECTIONS 6.8(b) or (c).

         6.4. EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS. (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party; provided that (i) any Borrower may sell Inventory to any other Borrower at cost (a "PERMITTED INTERCOMPANY INVENTORY SALE") and (ii) RII shall be entitled to receive ratable payment from the Credit Parties for reasonable administrative overhead costs at RII ("PERMITTED INTERCOMPANY OVERHEAD PAYMENTS"). In addition, if any such transaction or series of related transactions involves payments in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders other than in respect of Permitted Intercompany Inventory Sales or Permitted Intercompany Overhead Payments. All such transactions existing as of the date hereof are described on DISCLOSURE SCHEDULE (6.4(a)).

         (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $2,100,000 in the aggregate at any one time outstanding.

         6.5. CAPITAL STRUCTURE AND BUSINESS. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on DISCLOSURE SCHEDULE (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that RII may make (i) the RII Equity Issuances,
(ii) the Settlement Issuances, (iii) issuances of Stock in connection with Permitted Acquisitions and (iv) other Public Offerings of its common


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

Stock so long as (1) the proceeds thereof are applied in prepayment of the Obligations to the extent required by SECTION 1.3(b)(iii), and (2) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

         6.6. GUARANTEED INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for unsecured guaranties by any Credit Party of the Subordinated Notes and (c) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired and Subordinated Debt as to which RII is the sole obligor.

         6.7. LIENS. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on DISCLOSURE SCHEDULE (6.7) or discharged by the proceeds of a Loan or otherwise on the Closing Date; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $5,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) other Liens securing Indebtedness not exceeding $5,000,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

         6.8. SALE OF STOCK AND ASSETS. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than
(a) the sale of Inventory in the ordinary course of business and (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment and Fixtures (not constituting a shredder or any permit therefor) having a value not exceeding $2,500,000 in the aggregate in any Fiscal Year. For purposes of computing the aggregate amount of asset dispositions permitted in any Fiscal Year under clause (b) above, the value of any Acquired Asset Sale shall not be included. With respect to any disposition of assets or other properties permitted pursuant to CLAUSE (B) and CLAUSE (C) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense,


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

appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

         6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         6.10. FINANCIAL COVENANTS. Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "FINANCIAL COVENANTS") set forth in ANNEX G.

         6.11. HAZARDOUS MATERIALS. Recognizing the nature of the business activity in which the Credit Parties are engaged and each Credit Party's duty to conduct its operations in a reasonable and cost-effective manner to minimize the possibility of a release or any unplanned sudden or non-sudden release of Hazardous Material, no Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral and (b) be reasonably likely to result in a Material Adverse Effect.

         6.12. SALE-LEASEBACKS. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

         6.13. CANCELLATION OF INDEBTEDNESS. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

         6.14. RESTRICTED PAYMENTS. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by SECTION 6.3 above, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under SECTION 6.4(b) above, (d) distributions from Borrowers to RII in an amount necessary to enable RII (i) to satisfy its Federal, state and local income tax obligations to the extent such obligations are the result of the net consolidated income of Borrowers and their Subsidiaries being attributed to RII for tax purposes; PROVIDED that each Borrower's contribution shall not be greater than or paid sooner than its ratable share of such income taxes then due and payable by RII; PROVIDED FURTHER, that if any Borrower pays more to RII than its ratable share of income taxes paid in cash by RII for any Fiscal Year, as finally determined, it shall either demand and obtain reimbursement from RII or set off the amount of such overpayment against other amounts owing by such Borrower to RII, (ii) to pay the necessary fees and expenses to maintain its corporate existence and good standing and to pay the reasonable costs of its directors' and officers' insurance, (iii) to pay legal and accounting fees to the extent such fees relate to legal or accounting services provided by entities which are not Affiliates of Borrowers and which services are directly related to Borrowers or their Subsidiaries, and (iv) to pay Permitted Intercompany Overhead Payments, and (e) scheduled payments with respect to the


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

Subordinated Notes to the extent not prohibited or blocked by the terms of the Subordinated Notes Intercreditor Agreement.

         6.15.  CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR.
No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and PROVIDED that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

         6.16. NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

         6.17. NO SPECULATIVE TRANSACTIONS. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

         6.18. LEASES. No Credit Party shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrowers and their Subsidiaries on a consolidated basis would exceed $1,000,000.

         6.19. CHANGES RELATING TO SUBORDINATED DEBT. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment


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

would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

         6.20. INCONSISTENT AGREEMENTS. No Credit Party shall, or shall cause or permit any Subsidiary to, become party to any agreement, note, indenture, instrument or other arrangement, or take any other action, which, directly or indirectly, (i) requires a sharing of any interest in the Collateral or prohibits the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of the Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or intellectual property licenses which prohibit Liens upon the assets that are subject thereto; (ii) prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, amending the Loan Documents, or
(iii) contains any provision which would be violated or breached by the making of the Revolving Credit Advances or by the performance by Borrowers or RII or any Subsidiary of any of its obligations under any Loan Document.

         6.21. ACQUISITION DOCUMENTS. Neither RII nor any Borrower shall, nor shall cause or permit any Subsidiary to amend, waive or modify in any manner any provision of any of the Current Acquisition Documents in any material respect prior to the closing thereof.

7.  TERM

         7.1. TERMINATION. The Revolving Loan, Term A Loan, Term B Loan, and the Acquisition Loan shall be in effect until the Commitment Termination Date, and such Loans and all Obligations shall be automatically due and payable in full on such date.

         7.2. SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of SECTION 11, the payment obligations under SECTIONS 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES

         8.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

         (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agents or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

         (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of SECTIONS 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in ANNEXES C or G, respectively.

         (c) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 4 or any provisions set forth in ANNEXES E or F, respectively, and the same shall remain unremedied for three (3) days or more.

         (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and the same shall remain unremedied for thirty (30) days or more.

         (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

         (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than as to immaterial inadvertent matters), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

         (g) Assets of any Credit Party with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

         (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

         (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

         (j) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

         (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

         (l)    Any Change of Control shall occur.

         (m) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrowers generating more than 15% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 45 days other than for scheduled maintenance.

         (n) A criminal or civil action, suit or proceeding is commenced by any governmental entity against any of RII, any Borrower or any Subsidiary thereof under the Racketeer Influenced and Corrupt Organizations Act of 1970, which action, suit or proceeding could reasonably be expected to result in a Material Adverse Effect.

         (o) Any event shall occur that gives any holder of Subordinated Debt a mandatory right of redemption or other right to prepayment with respect thereto.


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

         (p) Any exercise of any rights under the mortgage by the mortgagee thereunder on the real property owned by Weissman Borrower (as described in the definition of Excluded Property) shall occur as a result of any breach or default thereunder.

         8.2. REMEDIES. (a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Agent or Requisite Revolving Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility and Acquisition Loan facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. Subject to Section 1.5(d), if a Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

         (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility and Acquisition Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(g), (h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

         8.3. WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of SECTION 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.


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

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

         9.1.   ASSIGNMENT AND PARTICIPATIONS.  (a)   The Credit Parties
signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed), and if not to another Lender or any Affiliate of any Lender, the consent of Borrower Representative (which consent shall not be unreasonably withheld or delayed, provided that no such consent shall be required so long as any Event of Default has occurred and is continuing and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT") substantially in the from attached hereto as EXHIBIT 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(a), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank or, in the case of a Term Lender that is an investment fund, to another investment fund managed by the same investment advisor as the investment advisor executing this Agreement or an Assignment Agreement on behalf of that Term Lender; PROVIDED, HOWEVER, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

         (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents


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

or the other Loan Documents).  Solely for purposes of SECTIONS 1.13, 1.15,
1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

         (c) Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

         (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this SECTION 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in SECTION 3.4(c).

         (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in SECTION 11.8.

         (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under SECTION 1.16(a), increased costs under SECTION 1.16(b), an inability to fund LIBOR Loans under
SECTION 1.16(c), or withholding taxes in accordance with SECTION 1.16(d).

         9.2. APPOINTMENT OF AGENTS. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. BankBoston, N.A., is hereby appointed to act on behalf of all Lenders as Documentation Agent under this Agreement in accordance with the terms hereof. The provisions of this SECTION 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Each Agent shall have no


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

duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of each Agent shall be mechanical and administrative in nature and each Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. None of Agents nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

         If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Notwithstanding any provision contained herein or in any other Loan Document to the contrary, Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

         9.3. AGENTS' RELIANCE, ETC. None of Agents nor any of their respective Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or



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

other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4. AGENTS AND AFFILIATES. With respect to its Commitments hereunder, each Agent that is a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent or Documentation Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of GE Capital and BankBoston, N.A., in its individual capacity. Each of GE Capital and its Affiliates and BankBoston, N.A., and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital and/or BankBoston were not Agents and without any duty to account therefor to Lenders. Each of GE Capital and its Affiliates and BankBoston and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. GE Capital has also purchased certain equity interests in RII, which is a corporation which currently owns directly or indirectly one hundred percent (100%) of the outstanding Stock of Borrowers. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans, GE Capital as a stockholder and GE Capital as Agent.

         9.5. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in SECTION 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

         9.6. INDEMNIFICATION. Lenders agree to indemnify each of Agents (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any of Agents in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by any of Agents in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this


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

Agreement and each other Loan Document, to the extent that Agents are not reimbursed for such expenses by Credit Parties.

         9.7. SUCCESSOR AGENT. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; PROVIDED that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         9.8. SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this SECTION 9.8 shall be in addition to and not limitation of its obligations to


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

purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under SECTION 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         9.9.   ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS
IN CONCERT. (a) ADVANCES; PAYMENTS. (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with CLAUSES (iii) and (iv) of
SECTION 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of each Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in ANNEX H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in ANNEX H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

         (b) AVAILABILITY OF LENDER'S PRO RATA SHARE. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Advance available to Agent on each


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

funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this SECTION 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender and shall be entitled to retain all payments and cash proceeds allocable to any such Non-Funding Lender in respect of the Obligations and apply the same to such unfunded Advances until such payments and/or cash proceeds so retained equal the Pro Rata Share of the Advances not funded by such Non-Funding Lender.

         (c)    RETURN OF PAYMENTS.  (i)    If Agent pays an amount to a Lender
under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

         (d) NON-FUNDING LENDERS. The failure of any Revolving Lender (such Revolving Lender, a "NON-FUNDING LENDER") to make any Advance or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an "OTHER LENDER") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. In addition, Agent at its discretion, may


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cause a Non-Funding to be removed as if it were a Non-Consenting Lender in accordance with Section 11.2(d).

         (e) DISSEMINATION OF INFORMATION. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with ANNEXES E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

         (f) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10. SUCCESSORS AND ASSIGNS

         10.1. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agents, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agents and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

         11.1. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2 below. Any letter of interest, commitment letter, and/or fee letter (other than the GE Capital Fee Letter) and/or confidentiality agreement between any Credit Party and Agents or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.


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         11.2.     AMENDMENTS AND WAIVERS.  (a)  Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in CLAUSES (b) and
(c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

         (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of any Borrowing Base of any Borrower, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts, Eligible Mexican Accounts and Eligible Inventory set forth in SECTIONS 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in SECTION 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to SECTION 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in SECTION 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers.

         (c)  No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this SECTION 11.2 or the definitions of the terms "Requisite Lenders", "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" insofar as
such definitions affect the substance of this SECTION 11.2.   Furthermore, no
amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it

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

was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

         (d) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE"):

              (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this CLAUSE (i) and in CLAUSES (ii), (iii) and (iv) below being referred to as a "NON-CONSENTING LENDER"), or

              (ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

              (iii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or
              (iv) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

         (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under SECTION 1.13), termination of the Commitments and a release of all claims against Agents and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

         11.3. FEES AND EXPENSES. Borrowers shall reimburse Agents for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents


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

(including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrowers shall reimburse Agents (and, with respect to CLAUSES (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

         (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of the Loans;

         (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

         (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Agents, such reimbursement shall be limited to one counsel for all such Lenders;

         (d) any attempt to enforce any remedies of any of Agents against any or all of the Credit Parties or any other Person that may be obligated to any of Agents or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Agents, such reimbursement shall be limited to one counsel for all such Lenders;

         (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

         (f)  efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

         (g) including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.3 shall be payable, on demand, by Borrowers to Agents. Without limiting the generality of the


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

foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4. NO WAIVER. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of SECTION 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

         11.5. REMEDIES. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6. SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.7. CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8. CONFIDENTIALITY. Agents and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agents or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agents and any Lender may disclose such information (a) to Persons employed or engaged by Agents or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the


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

covenant contained in this SECTION 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by such Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of such Agent or such Lender.

         11.9.     GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN
ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF


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

SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         11.10. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on ANNEX I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated on ANNEX I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         11.13.    WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.


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

         11.14. PRESS RELEASES. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agents or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Such Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agents reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent which shall not be unreasonably withheld or delayed.

         11.15. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of SECTIONS 11.9 and 11.13, with its counsel.

         11.17. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


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

12. CROSS-GUARANTY

         12.1. CROSS-GUARANTY. Each Credit Party hereby agrees that such Credit Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Credit Party. Each Credit Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this SECTION 12 shall be absolute and unconditional, irrespective of, and unaffected by,

         (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Credit Party is or may become a party;

         (b) the absence of any action to enforce this Agreement (including this SECTION 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

         (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

         (d)  the insolvency of any Credit Party; or

         (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

         (f) it being agreed by each Credit Party that its obligations under this SECTION 12 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Credit Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

         12.2. WAIVERS BY CREDIT PARTIES. Each Credit Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Credit Party. It is agreed among each Credit Party, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this SECTION 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

         12.3. BENEFIT OF GUARANTY. Each Credit Party agrees that the provisions of this SECTION 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit


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

Party and Agent or Lenders, the obligations of such other Credit Party under the Loan Documents.

         12.4. SUBORDINATION OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in SECTION 12.7, each Credit Party hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Credit Party acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Credit Party's liability hereunder or the enforceability of this SECTION 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 12.4.

         12.5. ELECTION OF REMEDIES. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Credit Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Credit Party hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Credit Party might otherwise have had but for such action by Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

         12.6. LIMITATION. Notwithstanding any provision herein contained to the contrary, each Credit Party's liability under this SECTION 12 (which liability is in any event in addition to amounts for which such Credit Party, to the extent applicable, is primarily liable under SECTION 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

         (a) the net amount of all Loans advanced to any other Credit Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Credit Party; and

         (b) the amount which could be claimed by Agent and Lenders from such Credit Party under this SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Credit Party's right of contribution and indemnification from each other Credit Party under SECTION 12.7.

         12.7. CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS. (a) To the extent that any Credit Party shall make a payment under this SECTION 12 of all or any of the Obligations (other than Loans made to that Credit Party for which it is primarily liable, to the extent applicable), (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Credit Party, exceeds the amount which such Credit Party would otherwise have paid if each Credit Party had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Credit Party's "ALLOCABLE AMOUNT" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Credit Parties as determined immediately prior to the making of such Guarantor Payment, THEN, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Credit Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Credit Party for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

         (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Credit Party shall be equal to the maximum amount of the claim which could then be recovered from such Credit Party under this SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         (c) This SECTION 12.7 is intended only to define the relative rights of Credit Parties and nothing set forth in this SECTION 12.7 is intended to or shall impair the obligations of Credit Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including SECTION 12.1. Nothing contained in this
SECTION 12.7 shall limit the liability of any Credit Party to pay the Loans made directly or indirectly to that Credit Party and accrued interest, Fees and expenses with respect thereto for which such Credit Party shall be primarily liable.

         (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Credit Party to which such contribution and indemnification is owing.

         (e) The rights of the indemnifying any Credit Party against other Credit Parties under this SECTION 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

         12.8. LIABILITY CUMULATIVE. The liability of Credit Parties under this SECTION 12 is in addition to and shall be cumulative with all liabilities of each Credit Party to Agent and Lenders under this Agreement and the other Loan Documents to which such Credit Party is a party or in respect of any Obligations or obligation of the other Credit Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                               [Signature Page Follows]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                  NEVADA RECYCLING, INC.,
                                   a Nevada corporation
                                  RECYCLING INDUSTRIES OF TEXAS, INC.,
                                   a Colorado corporation
                                  RECYCLING INDUSTRIES OF MISSOURI, INC.,
                                   a Colorado corporation
                                  RECYCLING INDUSTRIES OF GEORGIA, INC.,
                                   a Colorado corporation
                                  WEISSMAN INDUSTRIES, INC.,
                                   an Iowa corporation
                                  RECYCLING INDUSTRIES OF ATLANTA, INC., a
                                  Colorado corporation
                                  RECYCLING INDUSTRIES OF CHESAPEAKE, INC., a
                                  Colorado corporation
                                  RECYCLING INDUSTRIES OF GREENSBORO, INC., a
                                  Colorado corporation
                                  RECYCLING INDUSTRIES OF SOUTH CAROLINA, INC., a Colorado corporation
                                  RECYCLING INDUSTRIES OF WINSTON-SALEM, INC., a Colorado corporation
                                  RECYCLING INDUSTRIES OF WISCONSIN, INC.,
                                   a Colorado corporation
                                  WM. LANS SONS' CO. INC.,
                                   an Illinois corporation


                                  By:  /s/ Luke F. Botica
                                     ---------------------------------------
                                  Title: Vice Chairman
                                        ------------------------------------



                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION,
                                  as Agent and Lender



                                  By:  /s/ Glenn Bartley
                                     ---------------------------------------
                                  Title: Duly Authorized Signatory
                                        ------------------------------------

                                  BANKBOSTON, N.A.,
                                  as Documentation Agent and Lender



                                  By:  /s/ Brent E. Shay
                                     ---------------------------------------
                                  Title: Director
                                        ------------------------------------

                   The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.




                                  RECYCLING INDUSTRIES, INC.,
                                  a Colorado corporation



                                  By: /s/ Luke F. Botica
                                     ---------------------------------------
                                  Title: Vice Chairman
                                        ------------------------------------

                                  NR HOLDINGS, INC.,
                                  a Nevada corporation



                                  By: /s/ Luke F. Botica
                                     ---------------------------------------
                                  Title: Vice Chairman
                                        ------------------------------------

                                  RECYCLING INDUSTRIES OF IOWA, INC.,
                                  a Colorado corporation



                                  By: /s/ Luke F. Botica
                                     ---------------------------------------
                                  Title: Vice Chairman
                                        ------------------------------------

                                  ANNEX A (RECITALS)
                                          TO
                                   CREDIT AGREEMENT



                                     DEFINITIONS



         Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

         "ACCOUNT DEBTOR" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

         "ACCOUNTS" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "ACQUIRED SUBSIDIARY" means, as of any date of determination, any wholly owned Subsidiary of RII which has been formed or acquired during the immediately preceding twelve-month period.

         "ACQUISITION ADVANCE" shall have the meaning assigned to it in SECTION 1.1(d)(i).

         "ACQUISITION LOAN" shall mean, collectively, all outstanding Acquisition Advances.

         "ACQUISITION LOAN COMMITMENT" shall mean (a) as to any Lender with an Acquisition Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Acquisition Loan as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with an Acquisition Loan Commitment, the aggregate commitment of all Lenders to make the Acquisition Advances, which aggregate commitment shall be Twenty-Five Million ($25,000,000) as of the Closing Date (as such commitment shall be reduced, dollar for dollar, by the funding of each Acquisition Advance prior to the Acquisition Loan Commitment Termination Date, at which time such commitment shall be automatically reduced to zero).

         "ACQUISITION LOAN COMMITMENT TERMINATION DATE" shall mean the second anniversary of the Closing Date.

         "ACQUISITION LOAN NOTE" shall have the meaning assigned to it in
SECTION 1.1(d)(ii).

         "ACQUIRED ASSET SALE" shall have the meaning assigned to it in SECTION 1.3(c)(i) hereof.

         "ADVANCE" shall mean any Revolving Credit Advance or Swing Line Advance, or Acquisition Advance as the context may require.

         "ADVERSE SHREDDER ORDER" shall have the meaning assigned to such term in SECTION 5.12.

         "AFFILIATE" shall mean, with respect to RII, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of RII, (b) each Person that controls, is controlled by or is under common control with RII, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the term "AFFILIATE" shall specifically exclude Agents and each Lender.

         "AGENT" shall mean GE Capital or its successor appointed pursuant to
SECTION 9.7.

         "AGENTS" shall mean the Agent and the Documentation Agent, collectively.

         "AGGREGATE BORROWING BASE" shall mean, as of any date of determination, an amount equal to the sum of the Borrowing Bases of all Borrowers; provided that the total amount of such Aggregate Borrowing Base attributable to Eligible Mexican Accounts shall not exceed $750,000.

         "AGREEMENT" shall mean the Credit Agreement by and among Borrowers, the other Credit Parties named therein, GE Capital, as Agent and a Lender, BankBoston, N.A., as Documentation Agent and a Lender and the other Lenders signatory from time to time to the Agreement.

         "ANNUALIZED EBITDA" shall mean for the applicable Fiscal Quarter then ended prior to December 31, 1998, the EBITDA of RII and its Subsidiaries computed as follows: (i) for the Fiscal Quarter ended March 31, 1998, EBITDA multiplied by four (4) to annualize it; (ii) for the two (2) successive Fiscal Quarters ended June 30, 1998, EBITDA multiplied by two (2) to annualize it; and (iii) for the three (3) successive Fiscal Quarters ended September 30, 1998, EBITDA multiplied by 1.3333 to annualize it.

         "ANNUALIZED FIXED CHARGES" shall mean for the applicable Fiscal
Quarter then ended prior to December 31, 1998, the Fixed Charges of RII and its Subsidiaries computed as follows: (i) for the Fiscal Quarter ended March 31, 1998, Fixed Charges multiplied by four (4) to annualize them; (ii) for the two
(2) successive Fiscal Quarters ended June 30, 1998, Fixed Charges multiplied by two (2) to annualize them; and (iii) for the three (3) successive Fiscal Quarters ended September 30, 1998, Fixed Charges multiplied by 1.3333 to annualize them; PROVIDED THAT the component of Fixed Charges consisting of scheduled payments of principal paid during each period shall not be annualized, but shall be calculated for each period set forth above based on scheduled payments of principal paid with respect to Indebtedness from January 1, 1998 through the last day of each respective Fiscal Quarter.

         "ANNUALIZED PRO FORMA EBITDA" shall mean for the applicable Fiscal Quarter then ended prior to December 31, 1998, the Pro Forma EBITDA of RII and its Subsidiaries computed as follows: (i) for the Fiscal Quarter ended March 31, 1998, Pro Forma EBITDA multiplied by four (4) to annualize it; (ii) for the two
(2) successive Fiscal Quarters ended June 30, 1998, Pro Forma EBITDA multiplied by two (2) to annualize it; and (iii) for the three (3) successive Fiscal Quarters ended September 30, 1998, Pro Forma EBITDA multiplied by 1.3333 to annualize it.

         "APPENDICES" shall have the meaning assigned to it in the recitals to the Agreement.

         "APPLICABLE ACQUISITION LOAN INDEX MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Acquisition Loan, as determined by reference to
SECTION 1.5(a) of the Agreement.

         "APPLICABLE ACQUISITION LOAN LIBOR MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the LIBOR Rate applicable to the Acquisition Loan, as determined by reference to
SECTION 1.5(a) of the Agreement.

         "APPLICABLE L/C MARGIN" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to SECTION 1.5(a).

         "APPLICABLE MARGINS" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Term A Index Margin, the Applicable Term A LIBOR Margin, the Applicable Term B Index Margin, the Applicable Term B LIBOR Margin, the Applicable Acquisition Loan Index Margin, and the Applicable Acquisition Loan LIBOR Margin.

         "APPLICABLE REVOLVER INDEX MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to SECTION 1.5(a) of the Agreement.

         "APPLICABLE REVOLVER LIBOR MARGIN" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to SECTION 1.5(a) of the Agreement.

         "APPLICABLE TERM A INDEX MARGIN" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan A, as determined by reference to SECTION 1.5(a) of the Agreement.

         "APPLICABLE TERM A LIBOR MARGIN" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan A, as determined by reference to SECTION 1.5(a) of the Agreement.

         "APPLICABLE TERM B INDEX MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Margin applicable to the Term B Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "APPLICABLE TERM B LIBOR MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the LIBOR Margin applicable to the Term B Loan, as determined by reference to Section 1.5(a) of the Agreement.

         "APPLICABLE UNUSED LINE FEE MARGIN" shall mean the per annum fee, from time to time in effect, payable in respect to Borrowers' non-use of committed funds pursuant to SECTION 1.9(b), which fee is determined by reference to
SECTION 1.5(a).

         "ASSIGNMENT AGREEMENT" shall have the meaning assigned to it in
SECTION 9.1(a).

         "ATLANTA BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "BORROWER ACCOUNTS" shall have the meaning assigned to it in ANNEX C.

         "BORROWER REPRESENTATIVE" shall mean RII in its capacity as Borrower Representative pursuant to the provisions of SECTION 1.1(e).

         "BORROWERS" and "BORROWER" shall have the respective meanings assigned thereto in the recitals to the Agreement as of the Closing Date and thereafter shall be deemed to also include any subsidiary of RII formed or acquired in connection with a Permitted Acquisition which shall qualify to borrow Acquisition Advances and/or Revolving Credit Advances under this Agreement and become a co-obligor under this Agreement and the other Loan Documents in each case through the execution of a Joinder Agreement substantially in the form attached to the Agreement as EXHIBIT 1.1(d)(i)(2) and such other documents as shall be reasonably requested by, and in form and substance reasonably acceptable to Agents.

         "BORROWING AVAILABILITY" shall have the meaning assigned to it in
SECTION 1.1(a)(i).

         "BORROWING BASE" shall mean, as to each Borrower, as of any date of determination, an amount equal to:

         (a) eighty-five percent (85%) of the book value of that Borrower's Eligible Accounts, LESS any Reserves established as of such date of determination; PLUS

         (b) fifty percent (50%) of the book value of that Borrower's Eligible Mexican Accounts LESS any Reserves established as of such date of determination; PLUS

         (c) fifty percent (50%) of the book value of that Borrower's Eligible Inventory, valued on a first-in, first-out basis (at the lower of cost or market) LESS any Reserves established as of such date of determination.

         "BORROWING BASE CERTIFICATE" shall mean a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as EXHIBIT 4.1(b).

         "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of Illinois, New York or Colorado and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

         "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided that the purchase price(s) paid for Permitted Acquisitions shall not constitute Capital Expenditures.

         "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         "CASH MANAGEMENT SYSTEMS" shall have the meaning assigned to it in
SECTION 1.8.

         "CASIDE ADVANCE" shall have the meaning ascribed thereto in Section 1.1(a)(iv).

         "CASIDE ASSOCIATES LITIGATION" shall have the meaning ascribed thereto in Section 2.1(m).

         "CASIDE RESERVE" shall have the meaning ascribed thereto in Section 1.1(a)(iv).

         "CHANGE OF CONTROL" means any of the following: (i) the sale, lease, transfer, conveyance or other disposition of, in one or a series of related transactions, of all or substantially all of the assets of RII and its Subsidiaries taken as a whole to any Person (as such term is used in Section 13(d)(3) of the Exchange Act) (each an "ACQUIRING PERSON"), (ii) the adoption of a plan relating to the liquidation or dissolution of RII, (iii) the consummation of any transaction

(including, without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner" (as each such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 30.0% of the voting Stock of RII other than Thomas J. Wiens, (iv) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of RII (together with any new directors whose election by the board of directors of RII or whose nomination for election by the stockholders of RII was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (v) RII shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Borrowers.

         "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

         "CHATTEL PAPER" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

         "CHESAPEAKE BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "CLOSING CHECKLIST" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX D.

         "CLOSING DATE" shall mean December 5, 1997.

         "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "COLLATERAL" shall mean the property covered by the Security
Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

         "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Trademark Security Agreements, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

         "COLLATERAL REPORTS" shall mean the reports with respect to the Collateral referred to in ANNEX F.

         "COLLECTION ACCOUNT" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York or such other account as Agent shall specify.

         "COMMITMENT TERMINATION DATE" shall mean the earliest of (a) the sixth anniversary of the Closing Date, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0).

         "COMMITMENTS" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan Commitment and Acquisition Loan Commitment as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan Commitments and Acquisition Loan Commitment, which aggregate commitment shall be One Hundred Fifty Million Dollars ($150,000,000) on the Closing Date, as such amount may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

         "COMPLIANCE CERTIFICATE" shall have the meaning assigned to it in ANNEX E.

         "CONCENTRATION ACCOUNTS" shall have the meaning assigned to it in ANNEX C.

         "CONSOLIDATED SENIOR DEBT" shall mean, as to RII and its Subsidiaries, on a consolidated basis, the principal amount of Obligations and other Funded Debt, except Subordinated Debt.

         "CONSOLIDATED NET WORTH" shall have the meaning assigned to such term in the Subordinated Notes Indenture as in effect on the Closing Date; PROVIDED, that for purposes of determining the amount of Consolidated Net Worth as of any date of determination, such amount shall be deemed not to be reduced by any amounts paid in cash by RII and/or any Subsidiary thereof in respect of the settlement of the Caside Associates Litigation (the "Settlement Payment") so long as Settlement Issuances generating net proceeds in an amount not less than the Settlement Payment occur prior to or within 180 days following the date of the Settlement Payment.

         "CONTRACTS" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "CREDIT PARTIES" shall mean RII, NR Holdings, Recycling Iowa, each Borrower, and each Person that becomes a Borrower or Guarantor after the Closing Date.

         "CURRENT ACQUISITION AGREEMENTS" shall mean, collectively that certain
(i) Asset Purchase Agreement dated on or about the date hereof between Current Target - Money Point, George B. Ginsburg, Fred Jacobson Revocable Trust, Dorothy
G. Jacobson Revocable Trust and Chesapeake Borrower; (ii) Asset Purchase Agreement dated on or about the date hereof between Current Target - United Metal, Recyclers and Levin Brothers Inc., Frank Brenner, Michael Brenner, Jack Lewis Levin and Greensboro Borrower; (iii) Asset Purchase Agreement dated on or about the date hereof between Current Target - Central Metals by Atlanta Borrower and RII; (iv) Stock Purchase Agreement dated on or about the date hereof between Current Target - Wm. Lans Sons' Co. Inc. and Bertram Lans, Bruce Lans, Scott Lans and RII; (v) Asset Purchase Agreement dated on or about the date hereof between Current Target - Brenner Companies, Inc., Frank Brenner, Michael Brenner and Winston-Salem Borrower; and (vi) Asset Purchase Agreement dated as of October 31, 1997 between Current Target - Grossman Brothers Company and Milwaukee Metal Briquetting Co., Inc. and WI Borrower.

         "CURRENT ACQUISITION TARGET(S)" shall mean, individually, any of the following and collectively, all of the following: (i) Current Target - Money Point; (ii) Current Target - United Metal; (iii) Current Target - Central Metals; (iv) Current Target - Wm. Lans Sons' Co. Inc.; (v) Current Target - Grossman; and (vi) Current Target - Brenner.

         "CURRENT ACQUISITIONS" shall mean the following asset and stock acquisitions by RII and/or its Subsidiary noted below in accordance with the applicable Current Acquisition Agreement in all material respects: (1) the acquisition of Current Target - Money Point, by Chesapeake Borrower; (2) the acquisition of Current Target - United Metal by Greensboro Borrower; (3) the acquisition of Current Target - Central Metals by Atlanta Borrower; (4) the acquisition of Current Target - Lans by Lans Borrower; (5) the acquisition of Current Target - Brenner by Winston-Salem Borrower; and (6) the acquisition of Current Target - Grossman by WI Borrower.

         "CURRENT ASSETS" shall mean, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

         "CURRENT LIABILITIES" shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of Borrowers, the aggregate outstanding principal balances of the Revolving Loan and the Swing Line Loan.

         "CURRENT TARGET - BRENNER" shall mean certain assets of Brenner Companies, Inc. and Brenner Iron & Metal Co.

         "CURRENT TARGET - CENTRAL METALS" shall mean certain assets of Central Metals Company.

         "CURRENT TARGET - GROSSMAN" shall mean certain assets of Grossman Bros. Co. and Milwaukee Metal Briquetting Co., Inc.

         "CURRENT TARGET - LANS" shall mean all Stock of Wm. Lans Sons' Co.
Inc.

         "CURRENT TARGET - MONEY POINT" shall mean certain assets of Money Point Diamond Corporation and Money Point Land Holding Corporation.

         "CURRENT TARGET - UNITED METALS" shall mean certain assets of United Metal Recyclers.

         "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "DEFAULT RATE" shall have the meaning assigned to it in SECTION
1.5(d).

         "DISBURSEMENT ACCOUNTS" shall have the meaning assigned to it on ANNEX
C.

         "DISCLOSURE SCHEDULES" shall mean the Schedules prepared by Borrowers and denominated as Disclosure SCHEDULES 1.4 through 6.7 in the Index to the Agreement.

         "DOCUMENTATION AGENT" shall mean BankBoston, N.A. so long as it is a Lender.

         "DOCUMENTS" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

         "DOLLARS" or "$" shall mean lawful currency of the United States of America.

         "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, MINUS (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, PLUS (c) the sum of (i) any provision for income taxes, (ii) Interest Expense,
(iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or loss) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or loss) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary. In addition, for purposes of this definition, EBITDA of RII and its Subsidiaries on a consolidated basis shall not include the EBITDA of any Borrower derived from any facility, which facility is subject to an Adverse Shredder Order while such Adverse Shredder Order shall remain in effect unless the Agent shall otherwise consent in writing.

         "ELIGIBLE ACCOUNTS" shall have the meaning assigned to it in SECTION 1.6(I) of the Agreement.

         "ELIGIBLE INVENTORY" shall have the meaning assigned to it in SECTION
1.7 of the Agreement.

         "ELIGIBLE MEXICAN ACCOUNTS" shall have the meaning assigned to it in
SECTION 1.6(II) of the Agreement.

         "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 ET SEQ.);
the Solid Waste Disposal Act (42 U.S.C. Sections 6901 ET SEQ.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act
(42 U.S.C. Sections 7401 ET SEQ.); the Federal Water Pollution Control Act
(33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act
(29 U.S.C. Sections 651 ET SEQ.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) ET SEQ.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "ENVIRONMENTAL LIABILITIES" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants, but excluding ongoing, routine or periodic expenses related to environmental compliance of a Credit Party as to matters disclosed on DISCLOSURE
SCHEDULE 3.17), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

         "EQUIPMENT" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

         "EQUITY PROCEEDS" shall mean net cash proceeds of issuances of Stock of RII or from the sale or exercise of warrants or options for common stock of RII received by or payable to RII.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

         "ERISA AFFILIATE" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

         "ERISA EVENT" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status.

         "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

         "EVENT OF DEFAULT" shall have the meaning assigned to it in SECTION
8.1.

         "EXCESS CASH FLOW" shall mean, without duplication, with respect to any Fiscal Year of RII and its Subsidiaries, consolidated net income PLUS (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, MINUS (c) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to CLAUSE (a) of ANNEX G), MINUS (d) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, PLUS or MINUS (as the case may be), (e) extraordinary gains or losses which are cash items not included in the calculation of net income, MINUS (f) mandatory prepayments paid in cash pursuant to SECTION 1.3 other than mandatory prepayments made pursuant to SECTIONS 1.3(b)(i), 1.3(b)(iv) or 1.3(d), PLUS (g) taxes deducted in determining consolidated net income to the extent not paid for in cash MINUS (h) the cash purchase price paid for Permitted Acquisitions during such Fiscal Year less the portion thereof funded with the proceeds of any Acquisition Advance. For purposes of this definition, "WORKING CAPITAL" means Current Assets LESS Current Liabilities.

         "EXCLUDED PROPERTY" shall mean certain real property owned by Weissman Industries, Inc. commonly known as 1500 West Airline Highway, Waterloo, IA 50704 which is subject to a mortgage held by Weissman Financial, a Nevada general partnership ("First Mortgage Holder") (provided that from and after the date on which First Mortgage Holder terminates its mortgage lien on the subject property or consents to the granting of a mortgage lien in favor of Agent, such property shall cease to be "Excluded Property").

         "FEDERAL FUNDS RATE" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "FEES" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

         "FINANCED ACQUISITION" shall have the meaning assigned to it in
SECTION 1.1(d)(i).

         "FINANCED ACQUISITIONS" shall have the meaning assigned to it in
SECTION 1.1(e).

         "FINANCIAL STATEMENTS" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with SECTION 3.4 of the Agreement and ANNEX E to the Agreement.

         "FISCAL MONTH" shall mean any of the monthly accounting periods of Borrowers.

         "FISCAL QUARTER" shall mean any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

         "FISCAL YEAR" shall mean any of the annual accounting periods of Borrowers ending on September 30 of each year.

         "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any Person for any fiscal period, the ratio of Pro Forma EBITDA LESS Capital Expenditures during such period, LESS income taxes paid or payable in cash with respect to such period to Fixed Charges. In computing Fixed Charges for any fiscal period, interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

         "FIXED CHARGES" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal paid with respect to Indebtedness during such period, plus
(c) cash dividends or distributions paid during such period.

         "FIXTURES" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

         "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

         "GA BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in ANNEX G to the Agreement.

         "GE CAPITAL FEE LETTER" shall mean that certain letter, dated as of November 20, 1997, between GE Capital, RII and certain of the Borrowers with respect to certain Fees to be paid from time to time by RII and certain of the Borrowers to GE Capital.

         "GENERAL INTANGIBLES" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GREENSBORO BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "GUARANTIES" shall mean, any guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

         "GUARANTORS" shall mean RII, NR Holdings, Recycling Iowa and each other Person, if any, which is obligated as a Credit Party under Section 12 of the Agreement or otherwise executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

         "HAZARDOUS MATERIAL" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

         "INDEBTEDNESS" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

         "INDEMNIFIED LIABILITIES" shall have the meaning assigned to it in
SECTION 1.13.

         "INDEX RATE" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per
annum.   Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         "INDEX RATE LOAN" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

         "INSTRUMENTS" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "INTELLECTUAL PROPERTY" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

         "INTERCOMPANY NOTES" shall have the meaning assigned to it in SECTION 6.3.

         "INTEREST EXPENSE" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

         "INTEREST PAYMENT DATE" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; PROVIDED that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and PROVIDED FURTHER that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

         "INVENTORY" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

         "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in
Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "L/C ISSUER" shall have the meaning assigned to such term in ANNEX B.

         "LANS BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "LENDERS" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

         "LETTERS OF CREDIT" shall mean commercial or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

         "LETTER OF CREDIT FEE" has the meaning ascribed thereto in ANNEX B.

         "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in ANNEX B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

         "LEVERAGE RATIO" shall mean with respect to RII on a consolidated basis, as of the last day of any Fiscal Quarter, the ratio of Funded Debt as of such date to Pro Forma EBITDA for the four Fiscal Quarters then ended.

         "LIBOR BUSINESS DAY" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

         "LIBOR LOAN" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

         "LIBOR PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in SECTION 1.5(e); PROVIDED that the foregoing provision relating to LIBOR Periods is subject to the following:

         (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

         (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

         (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

         (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

         (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

         "LIBOR RATE" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

         (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

         (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

         If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

         "LICENSE" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

         "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any lease intended as security having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "LITIGATION" shall have the meaning assigned to it in SECTION 3.13.

         "LOAN ACCOUNT" shall have the meaning assigned to it in SECTION 1.12.

         "LOAN DOCUMENTS" shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

         "LOANS" shall mean the Revolving Loan, the Swing Line Loan the Acquisition Loan and the Term Loans.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Borrower or the Credit Parties considered as a whole, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other
Loan Documents.   Without limiting the foregoing, any event or occurrence
adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities in excess of the lesser of $4,500,000 and 10% of Borrowing Availability as of any date of determination shall be deemed to have had Material Adverse Effect.

         "MAXIMUM ACQUISITION LOAN AMOUNT" shall mean, at any particular time, an amount equal to the Acquisition Loan Commitment of all Lenders.

         "MAXIMUM AMOUNT" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders.

         "MEXICAN ACCOUNT DEBTOR" shall mean any Account Debtor located in Mexico.

         "MO BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "MORTGAGED PROPERTIES" shall have the meaning assigned to it in ANNEX
D.

         "MORTGAGES" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "NET BORROWING AVAILABILITY" shall mean as of any date of determination (a) as to all Borrowers, the lesser of (i) the Maximum Amount and
(ii) the Aggregate Borrowing Base, in each case LESS the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, or (b) as to an individual Borrower, the lesser of (i) the Maximum Amount LESS the sum of the Revolving Loan and Swing Line Loan outstanding to all other Borrowers and (ii) that Borrower's separate Borrowing Base, LESS the sum of the Revolving Loan and Swing Line Loan outstanding to that Borrower.

         "NET WORTH" shall mean, with respect to any Person as of any date of determination, the book value of the assets of such Person, MINUS (a) reserves applicable thereto, and MINUS (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

         "NEW COMMON STOCK" shall mean Common Stock of RII issued on the Closing Date for aggregate consideration of at least $17.8 million.

         "NO SET-OFF AGREEMENT" shall have the meaning assigned to it in
SECTION 1.6(I)(j).

         "NOTES" shall mean the Revolving Notes, the Swing Line Notes, the Acquisition Loan Note(s) and the Term Notes, collectively.

         "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned to it in SECTION 1.5(e).

         "NOTICE OF REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in SECTION 1.1(a).

         "NR HOLDINGS PLEDGE AGREEMENT" shall mean the Pledge Agreement of even date herewith executed by NR Holdings in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

         "NV BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

         "OPERATING CASH FLOW" shall mean, for any period, Pro Forma EBITDA MINUS Capital Expenditures, excluding that portion of Capital Expenditures that is funded by purchase money financing other than Revolving Credit Advances.

         "OVERADVANCE" shall have the meaning assigned to it in SECTION 1.1(a)(iii).

         "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

         "PATENTS" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERMITTED ACQUISITION" shall mean the acquisition of a Person (by merger or stock purchase) or the acquisition of all or substantially all of the assets and business of a Person, that is funded in part with an Acquisition Advance in accordance with Section 1.1(d) and meets the conditions set forth in
Section 2.3 of the Agreement.

         "PERMITTED ENCUMBRANCES" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) deposits of money securing statutory obligations of any Credit Party for workers compensation, unemployment compensation and similar costs (excluding Liens under ERISA); (e) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (f) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount so long as such Liens attach only to Inventory; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment lien not constituting an Event of Default under SECTION 8.1(j); (i) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders;
(k) Liens expressly permitted under CLAUSES (b), (c) and (d) of SECTION 6.7 of the Agreement and (l) Liens securing payment of trustee's fees set forth in the Indenture executed in connection with the Subordinated Notes.

         "PERMITTED INTERCOMPANY INVENTORY SALES" shall have the meaning assigned to such term in SECTION 6.4.

         "PERMITTED INTERCOMPANY OVERHEAD PAYMENTS" shall have the meaning assigned to such term in SECTION 6.4.

         "PERMITTED SUBORDINATED DEBT" shall mean the Indebtedness incurred by RII in connection with Permitted Acquisitions that is not the obligation of any Credit Party other than RII and is subordinated to the Obligations in a manner and form satisfactory to Agents in their sole discretion, and otherwise acceptable to Agents as to right and time of payment and as to any other rights and remedies thereunder.

         "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "PLAN" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement of even date herewith executed by RII in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

         "PLEDGE AGREEMENTS" shall mean, collectively, the Pledge Agreement, the NR Holdings Pledge Agreement, the Recycling Iowa Pledge Agreement and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

         "POST-SETTLEMENT ISSUANCES" shall have the meaning ascribed thereto in
Section 1.1(a)(iv).

         "PRE-SETTLEMENT ISSUANCES" shall mean one or more issuances of Stock by RII prior to settlement of the Caside Associates Litigation, the net proceeds of which: (i) equal or exceed the Caside Reserve, (ii) are contributed to the capital of Borrowers, (iii) are applied against the outstanding balance of the Revolving Loan or deposited in a cash collateral account pledged to Agent on terms satisfactory to it, (iv) are designated in an irrevocable notice from Borrower Representative to Agent as "Caside Settlement Proceeds," prior to the issuance of such Stock, and (v) are used solely to fund the settlement of the Caside Associates Litigation until such litigation is discharged or dismissed.

         "PRIOR LENDER" shall mean each of Ally Capital Corporation, Coast Business Credit, Siena Capital, Auto Sales and Pawn, Nevada State Bank, The CIT Group, Bank West of Nevada, Caterpillar Financial Services, Alamo Bank, Ford Motor Credit, Banker's Leasing, Southwest State Bank of St. Louis, Beloit State Bank, Orix Credit, Signet Bank, Mutual Savings Bank and GE Capital-Commercial Equipment Group.

         "PRIOR LENDER OBLIGATIONS" shall mean obligations not exceeding an aggregate amount of $32,100,000 owing to the Prior Lenders.

         "PROCEEDS" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

         "PRO FORMA" means the unaudited consolidated and consolidating balance sheet of RII and its Subsidiaries as of September 30, 1997 after giving PRO FORMA effect to the Related Transactions.

         "PRO FORMA DEPRECIATION" shall mean for any Fiscal Year, depreciation expense of RII and its Subsidiaries computed in accordance with GAAP except that such depreciation expense shall include in any applicable twelve-month measurement period the depreciation expense of any Acquired Subsidiary for the period prior to the date of such acquisition or formation computed in accordance with Regulation S-X of the Securities Exchange Act of 1934, all as verified, in a manner and with results, reasonably satisfactory to Agents.

         "PRO FORMA EBITDA" shall mean EBITDA as defined herein, except that Pro Forma EBITDA shall include in any applicable twelve-month measurement period the EBITDA of any Acquired Subsidiary for the period prior to the date of any such acquisition or formation, adjusted in accordance with Regulation S-X of the Securities Exchange Act of 1934, all as verified, in a manner and with results, reasonably satisfactory to Agents. For purposes of this definition, Pro Forma EBITDA of RII and its Subsidiaries on a consolidated basis shall not include the EBITDA of any Borrower derived from any facility, which facility is subject to an Adverse Shredder Order while such Adverse Shredder Order shall remain in effect unless the Agent shall otherwise consent in writing.

         "PROJECTIONS" means RII's forecasted consolidated and consolidating:
(a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of the RII, together with appropriate supporting details and a statement of underlying assumptions.

         "PRO RATA SHARE" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan (including the Swing Line Loan as a subset of the Swing Line Lender's Revolving Loan), the percentage obtained by dividing (i) the Revolving Loan Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's Revolving Loan Commitment) by
(ii) the aggregate Revolving Loan Commitments, (b) with respect to the Term Loan(s), the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to SECTION 9.1, (c) with respect to the Acquisition Loan, the percentage obtained by dividing, (i) the Acquisition Loan Commitment of that Lender by (ii) the aggregate Acquisition Loan Commitments of all Lenders, as any such percentages may be adjusted as a result of assignments permitted pursuant to Section 9.1, (d) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (e) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by
(ii) the outstanding principal balance of the Loans held by all Lenders.

         "PUBLIC OFFERING" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

         "QUALIFIED PLAN" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

         "RATABLE SHARE" shall mean as to each Borrower that portion of the Term A Loan and Term B Loan for which that Borrower is primarily liable, as set forth on Exhibit 1.1(b)(v) as from time to time amended.

         "REAL ESTATE" shall have the meaning assigned to it in SECTION 3.6.

         "RECYCLING IOWA" shall have the meaning assigned to it in the Recitals hereto.

         "RECYCLING IOWA PLEDGE AGREEMENT" shall mean the Pledge Agreement of even date herewith executed by Recycling Iowa in favor of Agent, on behalf of itself and Lenders, pledging all stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

         "REFINANCING" shall mean the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

         "REFUNDED SWING LINE LOAN" shall have the meaning assigned to it in
SECTION 1.1(c)(iii).

         "RELATED TRANSACTIONS" means each borrowing under the Revolving Loan and the Term Loans on the Closing Date, the Current Acquisitions, the Refinancing, the issuance of the Subordinated Notes, RII Equity Issuances, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

         "RELATED TRANSACTIONS DOCUMENTS" shall mean the Loan Documents, the Current Acquisition Agreements, the Subordinated Debt Documents and the agreements, instruments and documents evidencing or relating to the RII Equity Issuances.

         "RELEASE" shall mean any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "REQUISITE LENDERS" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans.

         "REQUISITE REVOLVING LENDERS" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loan.

         "RESERVES" shall mean, with respect to the Borrowing Base of any Borrower (a) reserves established by Agent from time to time against Eligible Inventory pursuant to SECTION 5.9, (b) reserves established pursuant to SECTION 1.3(c) or SECTION 5.4(c), and (c) such other reserves against Eligible Accounts, Eligible Mexican Accounts, Eligible Inventory or Borrowing Availability of any Borrower which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

         "RESTRICTED PAYMENT" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

         "RETIREE WELFARE PLAN" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in
SECTION 1.1(a)(i).

         "REVOLVING LENDERS" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

         "REVOLVING LOAN" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to any Borrower or to all Borrowers PLUS (ii) the aggregate Letter of Credit Obligations incurred on behalf of any Borrower or all Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

         "REVOLVING LOAN COMMITMENT" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations, which aggregate commitment shall be Forty-Five Million Dollars ($45,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

         "REVOLVING NOTE" shall have the meaning assigned to it in
SECTION 1.1(a)(ii).

         "RII" shall have the meaning assigned thereto in the Recitals to this Agreement.

         "RII EQUITY ISSUANCES" shall mean the issuance by RII on or prior to the Closing Date of (i) $19.1 million of agreed value of RII's convertible preferred stock at face value to Sellers of the Current Acquisition Targets on terms acceptable to Agent and (ii) $10 million of New Common Stock to Sellers of the Current Acquisition Targets as partial consideration for the Current Acquisitions, and (iii) New Common Stock for net cash proceeds of $7.8 million.

         "SC BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "SECURITY AGREEMENT" shall mean the Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

         "SELLERS" shall mean collectively, Brenner Companies, Inc., Central Metals Company, Inc., Money Point Land Holding Corporation, Money Point Diamond Corporation, Grossman Brothers Company, Bertram Lans, Bruce Lans, Scott Lans, Levin Brothers, Inc., Milwaukee Metal Briquetting Co., Inc., United Metals Recyclers.

         "SETTLEMENT ISSUANCES" means, collectively, Pre-Settlement Issuances and Post-Settlement Issuances.

         "SOLVENT" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

         "STOCK" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "SUBORDINATED DEBT" shall mean any Indebtedness (a) the payment of which is subordinated to the payment of the Obligations and (b) which is incurred pursuant to terms, conditions and documents in form and substance satisfactory to the Lenders. Subordinated Debt shall include, without limitation, the Indebtedness of RII in respect of the Subordinated Notes and the Permitted Subordinated Debt.

         "SUBORDINATED DEBT DOCUMENTS" shall have the meaning assigned to it in
SECTION 3.25.

         "SUBORDINATED NOTES" shall mean those certain 13% Senior Subordinated Notes due 2005 issued by RII in an aggregate original principal amount of $60,000,000, together with the Subordinated Notes Indenture issued by RII in favor of Sun America and the holders of the Subordinated Notes.

         "SUBORDINATED NOTES INDENTURE" shall mean that certain Indenture dated on or about the Closing Date among State Street Bank and Trust Company as trustee, RII and the Credit Parties.

         "SUBORDINATED NOTES INTERCREDITOR AGREEMENT" shall mean that certain Subordination and Intercreditor Agreement dated on or about the Closing Date among the Credit Parties, Agent, the holders of the Subordinated Notes and the other parties thereto.

         "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

         "SUPERMAJORITY REVOLVING LENDERS" shall mean (a) Lenders having eighty percent (80%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

         "SWING LINE ADVANCE" has the meaning assigned to it in SECTION
1.1(c)(i).

         "SWING LINE AVAILABILITY" has the meaning assigned to it in SECTION 1.1(c)(i).

         "SWING LINE COMMITMENT" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on ANNEX J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

         "SWING LINE LENDER" shall mean GE Capital.

         "SWING LINE LOAN" shall mean, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

         "SWING LINE NOTE" has the meaning assigned to it in SECTION
1.1(c)(ii).

         "TARGET" shall mean any Person that RII proposes to acquire by merger, stock purchase or by the purchase of all or substantially all of its assets and which meets or appears, on a preliminary basis, to meet the conditions set forth in Agreement to be a Permitted Acquisition.

         "TAXES" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed by the United States or any political subdivision or taxing authority thereof or therein, excluding net income and franchise taxes imposed on any Agent or Lender.

         "TERM A LENDERS" shall mean Lenders having a Term A Loan Commitment.

         "TERM A LOAN" shall have the meaning ascribed thereto in Section 1.1(b)(i).

         "TERM A LOAN COMMITMENT" shall mean (a) as to any Lender with a Term A Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term A Loan as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term A Loan Commitment, the aggregate commitment of all Lenders to make the Term A Loan, which aggregate commitment shall be Forty Million Dollars ($40,000,000) on the Closing Date.

         "TERM A NOTES" shall mean shall have the meaning ascribed thereto in
Section 1.1(b)(i).

         "TERM B LENDERS" shall mean Lenders having Term B Loan Commitments.

         "TERM B LOAN" shall mean shall have the meaning ascribed thereto in
Section 1.1(b)(i).

         "TERM B LOAN COMMITMENT" shall mean (a) as to any Lender with a Term B Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term B Loan as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term B Loan Commitment, the aggregate commitment of all Lenders to make the Term B Loan, which aggregate commitment shall be Forty Million Dollars ($40,000,000) on the Closing Date.

         "TERM B NOTES" shall have the meaning ascribed thereto in Section 1.1(b)(i).

         "TERM LENDERS" shall mean those Lenders having a Term Loan A Commitment and/or a Term Loan B Commitment.

         "TERM LOAN COMMITMENT" shall mean, collectively, the Term A Loan Commitment and the Term B Loan Commitment.

         "TERM LOAN(S)" shall have the meaning assigned to it in SECTION 1.1(b)(i).

         "TERM NOTE(S)" shall have the meaning assigned to it in SECTION 1.1(b)(i).

         "TERMINATION DATE" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with ANNEX B, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

         "TITLE IV PLAN" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

         "TRADEMARK SECURITY AGREEMENTS" shall mean the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

         "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

         "TX BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

         "WI BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         "WINSTON-SALEM BORROWER" shall have the meaning assigned to it in the Recitals hereto.

         All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                                ANNEX B (SECTION 1.2)
                                          TO
                                   CREDIT AGREEMENT

                                  LETTERS OF CREDIT

         (a) ISSUANCE. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by BankBoston, N.A. or another legally authorized Person selected by or acceptable to Agents in their sole discretion (each, an "L/C ISSUER")) for such Borrower's account and guaranteed by Agent; PROVIDED, HOWEVER, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Ten Million Dollars ($10,000,000) (the "L/C SUBLIMIT"), and (ii) the Maximum Amount LESS the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Aggregate Borrowing Base LESS the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. Furthermore, the aggregate amount of any Letter of Credit Obligations incurred on behalf of any Borrower shall not at any time exceed such Borrower's separate Borrowing Base LESS the aggregate principal balance of the Revolving Credit Advances and the Swing Line Loan to such Borrower. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than fourteen (14) days prior to the Commitment Termination Date.

         (b)(i) ADVANCES AUTOMATIC; PARTICIPATIONS. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under SECTION 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in SECTION 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

              (ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in SECTION 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

         (c) CASH COLLATERAL. If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, each Borrower will pay to Agent for the benefit of Revolving Lenders cash or cash equivalents acceptable to Agent ("CASH EQUIVALENTS") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "CASH COLLATERAL ACCOUNT") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this ANNEX B, shall constitute a security agreement under applicable law.

         If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the fourteenth day prior to Commitment Termination Date, Borrowers shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

         From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

         No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.

         (d) FEES AND EXPENSES. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "LETTER OF CREDIT FEE") in an amount equal to the Applicable L/C Margin multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

         (e) REQUEST FOR INCURRENCE OF LETTER OF CREDIT OBLIGATIONS. Borrower Representative shall give Agent and the L/C Issuer at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and the Borrower to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to Agent, copies of all agreements between any Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

         (f) OBLIGATION ABSOLUTE. The obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

         (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

        (ii) the existence of any claim, set-off, defense or other right which any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

       (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

         (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

        (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

         (g) INDEMNIFICATION; NATURE OF LENDERS' DUTIES. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent, the L/C Issuer and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Agent, the L/C Issuer or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                (ii)    As between Agent and any Lender and Borrowers,
Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; PROVIDED that, in the case of any payment by Agent or the L/C Issuer under any Letter of Credit or guaranty thereof, Agent or the L/C Issuer, as the case may be, shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent, the L/C Issuer or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer.

                                ANNEX C (SECTION 1.8)
                                          TO
                                   CREDIT AGREEMENT

                               CASH MANAGEMENT SYSTEMS

    Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

         (a) Within 90 days following the Closing Date and until the Termination Date, each Borrower shall (i) establish lock boxes ("LOCK BOXES") at one or more of the banks set forth on DISCLOSURE SCHEDULE (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and
(ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral or otherwise paid to or for the benefit of any Borrower (whether or not otherwise delivered to a Lock Box) into bank accounts in such Borrower's name or any such Subsidiary's name (collectively, the "BORROWER ACCOUNTS") at banks set forth on DISCLOSURE SCHEDULE (3.19) (each, a "RELATIONSHIP BANK"). On or before the Closing Date, each Borrower shall have established a concentration account in its name (each a "CONCENTRATION ACCOUNT" and collectively, the "CONCENTRATION ACCOUNTS") at the bank or banks which shall be designated as the Concentration Account bank for each such Borrower on DISCLOSURE SCHEDULE (3.19) (each a "CONCENTRATION ACCOUNT BANK" and collectively, the "CONCENTRATION ACCOUNT BANKS"), which banks shall be satisfactory to Agent.

         (b) Within 90 days following the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, BankBoston, N.A. (or such other financial institution selected by Borrower Representative and deemed acceptable by Agent providing lockbox, blocked account and/or Concentration Account Services), and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date
(A) with respect to banks at which a Borrower Account is located, such bank agrees to forward immediately all amounts in each Borrower Account to such Borrower's Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such

Concentration Account into the Collection Account. No Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

         (c) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend DISCLOSURE SCHEDULE (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account; PROVIDED, HOWEVER, THAT (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

         (d) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

         (e) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with SECTION 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with SECTION 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

         (f) Each Borrower may maintain, in its name, an account (each a "DISBURSEMENT ACCOUNT" and collectively, the "DISBURSEMENT ACCOUNTS") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to SECTION 1.1 for use by such Borrower solely in accordance with the provisions of SECTION 1.4.

         (g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "RELATED PERSON") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account of such Borrower. Each

Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders.

                               ANNEX D (SECTION 2.1(a))
                                          TO
                                   CREDIT AGREEMENT

                       SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

In addition to, and not in limitation of, the conditions described in SECTION
2.1 of the Agreement, pursuant to SECTION 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in ANNEX A to the Agreement):

         A. APPENDICES. All Appendices to the Agreement, in form and substance satisfactory to Agent.

         B. REVOLVING NOTES, SWING LINE NOTES AND TERM NOTES. Duly executed originals of the Revolving Notes, Swing Line Notes and Term Notes for the ratable benefit of each applicable Lender, dated the Closing Date.

         C. SECURITY AGREEMENT. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

         D. INSURANCE. Satisfactory evidence that the insurance policies required by SECTION 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

         E.   SECURITY INTERESTS AND CODE FILINGS.

         (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

         (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

         (c) To the extent applicable and requested by Agent, Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each

Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

         F. PAYOFF LETTER; TERMINATION STATEMENTS. Copies of a duly executed payoff letter, in form and substance satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

         G. INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Duly executed originals of Trademark Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

         H. INITIAL BORROWING BASE CERTIFICATE. Duly executed originals of an initial Borrowing Base Certificate from each Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts, Eligible Mexican Accounts and Eligible Inventory of such Borrower as of a date not more than seven (7) days prior to the Closing Date.

         I. INITIAL NOTICE OF REVOLVING CREDIT ADVANCE. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

         J. LETTER OF DIRECTION. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance.

         K. CASH MANAGEMENT SYSTEM; BLOCKED ACCOUNT AGREEMENTS. Executed tri-party blocked account agreement, satisfactory to Agent, with BankBoston as required by ANNEX C.

         L.   CHARTER AND GOOD STANDING.  For each Credit Party, such
Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

         M.   BYLAWS AND RESOLUTIONS.  For each Credit Party, (a) such
Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

         N. INCUMBENCY CERTIFICATES. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

         O. OPINIONS OF COUNSEL. Duly executed originals of opinions of Holland & Hart, counsel for the Credit Parties, together with any local counsel opinions requested by Agent, each in form and substance satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

         P. PLEDGE AGREEMENTS. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

         Q. ACCOUNTANTS' LETTER. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with
SECTION 4.2, and a letter from such auditors acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements.

         R. APPOINTMENT OF AGENT FOR SERVICE. An appointment of CT Corporation as each Credit Party's agent for service of process.

         S.   FEE LETTER.  Duly executed originals of the GE Capital Fee
Letter.

         T. OFFICER'S CERTIFICATE. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and/or Chief Financial Officer of each Borrower, dated the Closing Date, stating that, since September 30, 1996 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates or in the prospects or projections of any Borrower or the Borrowers taken as a whole; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

         U. WAIVERS. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to
SECTION 5.9.

         V. MORTGAGES. Mortgages covering all of the Real Estate (the "MORTGAGED PROPERTIES") together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agent.

         W. SUBORDINATION AND INTERCREDITOR AGREEMENTS. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party.

         X. ENVIRONMENTAL REPORTS. Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Agent, all in form and substance satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

         Y. AUDITED FINANCIALS; FINANCIAL CONDITION. Agent shall have received Borrowers' final Financial Statements for their Fiscal Year ended September 30, 1996, audited by BDO Seidman, L.L.P. Each Borrower shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections, and a Borrowing Base Certificate with respect to such Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on such Pro Forma and Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein;
(b) the Pro Forma fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

         Z.   ASSIGNMENT OF REPRESENTATIONS, WARRANTIES, COVENANTS,
INDEMNITIES AND RIGHTS. Agent shall have received a duly executed copies of Assignments of Representations, Warranties, Covenants, Indemnities and Rights in respect of RII's and/or the Applicable Borrower's rights under each of the Acquisition Agreements, which assignment shall be expressly permitted under the applicable Acquisition Agreements or shall have been consented to by the Seller(s) in writing.

         AA. OTHER DOCUMENTS. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                               ANNEX E (SECTION 4.1(a))
                                          TO
                                   CREDIT AGREEMENT

                  FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

         Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

         (a) MONTHLY FINANCIALS. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

         (b)  QUARTERLY FINANCIALS.  To Agent and Lenders, within forty-five
(45) days after the end of each Fiscal Quarter (or, in the event the Securities and Exchange Commission ("SEC") shall have provided its written consent extending the time for filing RII's applicable 10Q, an additional period not to exceed the lesser of (i) the period provided by the SEC in such written consent and (ii) fourteen (14) days), consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "COMPLIANCE CERTIFICATE" showing the calculations used in determining compliance with each of the financial covenants set forth on ANNEX G which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, at the time when the quarterly financial information is due with respect to such Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

         (c) OPERATING PLAN. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for each Borrower, approved by the Board of Directors of such Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

         (d)  ANNUAL AUDITED FINANCIALS. To Agent and Lenders, within ninety
(90) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on ANNEX G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

         (e) MANAGEMENT LETTERS. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

         (f) DEFAULT NOTICES. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

         (g) SEC FILINGS AND PRESS RELEASES. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

         (h) SUBORDINATED DEBT AND EQUITY NOTICES. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

         (i) SUPPLEMENTAL SCHEDULES. To Agent, supplemental disclosures, if any, required by SECTION 5.6 of the Agreement;

         (j) LITIGATION. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall;

         (k) INSURANCE NOTICES. To Agent, disclosure of losses or casualties required by SECTION 5.4 of the Agreement;

         (l) LEASE DEFAULTS. To Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

         (m) OTHER DOCUMENTS. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request.

                               ANNEX F (SECTION 4.1(b))
                                          TO
                                   CREDIT AGREEMENT

                                  COLLATERAL REPORTS

         Borrowers shall deliver or cause to be delivered the following:

         (a) To Agent, upon its request, and in no event less frequently than ten (10) days after the end of each Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

              (i) a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

             (ii) with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

            (iii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

             (iv) with respect to each Borrower, a summary of the identity of each Account Debtor possessing any contra-account(s) and a statement of the amount of such contra-accounts together with any information relating to the assertion or exercise by any such Account Debtors of any offset or recoupment regarding such contra-account(s).

         (b) To Agent, on or before the third Business Day of each week, in respect of the immediately preceding week, or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of such Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

         (c)  To Agent, at the time of delivery of each of the monthly
Financial Statements delivered pursuant to ANNEX E, a reconciliation of the Accounts trial balance and month-end Inventory reports of each Borrower to such Borrower's general ledger and monthly Financial Statements delivered pursuant to such ANNEX E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

         (d)  To Agent, at the time of delivery of each of the annual
Financial Statements delivered pursuant to ANNEX E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

         (e) Each Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

         (f) Each Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent; and

         (g) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                                ANNEX G (SECTION 6.10)
                                          TO
                                   CREDIT AGREEMENT

                                 FINANCIAL COVENANTS

         Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

         (a) MAXIMUM CAPITAL EXPENDITURES. Borrowers and their Subsidiaries on a consolidated basis shall not make Capital Expenditures during any Fiscal Year that exceed in the aggregate Pro Forma Depreciation for that Fiscal Year; PROVIDED, HOWEVER, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (a) 50% of the amount of permitted Capital Expenditures for the immediately prior period, and (b) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately preceding Fiscal Year MINUS the actual amount of any Capital Expenditures expended during such preceding Fiscal Year (the "CARRY OVER AMOUNT"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding Fiscal Year.

         (b) MINIMUM FIXED CHARGE COVERAGE RATIO. RII and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following (provided that for the Fiscal Quarters ending on or before September 30, 1998, the Fixed Charge Coverage Ratio shall be calculated on the basis of the ratio of Annualized Pro Forma EBITDA to Annualized Fixed Charges instead of Pro Forma EBITDA and Fixed Charges for the 12-month periods then ended):



         QUARTERLY PERIOD ENDING           MINIMUM FIXED CHARGE COVERAGE RATIO
         -----------------------           -----------------------------------

               03/31/98                               1.50 to 1.0
               06/30/98                               1.40 to 1.0
               09/30/98                               1.30 to 1.0
               12/31/98                               1.28 to 1.0
               03/31/99                               1.30 to 1.0
               06/30/99                               1.35 to 1.0
               09/30/99                               1.38 to 1.0
               12/31/99                               1.40 to 1.0
               03/31/00                               1.40 to 1.0
               06/30/00                               1.40 to 1.0
               09/30/00                               1.40 to 1.0
               12/31/00                               1.39 to 1.0
               03/31/01                               1.38 to 1.0
               06/30/01                               1.37 to 1.0
               09/30/01                               1.37 to 1.0

         QUARTERLY PERIOD ENDING           MINIMUM FIXED CHARGE COVERAGE RATIO
         -----------------------           -----------------------------------

               12/31/01                               1.36 to 1.0
               03/31/02                               1.38 to 1.0
               06/30/02                               1.41 to 1.0
               09/30/02                               1.43 to 1.0
               12/31/02                               1.45 to 1.0
               03/31/03                               1.43 to 1.0
               06/30/03                               1.41 to 1.0
    09/30/03 and each Fiscal Quarter                  1.40 to 1.0
            ending thereafter


    (c) MINIMUM EBITDA. RII and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following (provided that for the Fiscal Quarters ending on or before September 30, 1998, compliance with this covenant will be calculated on the basis of Annualized EBITDA instead of EBITDA for the 12-month period then ended):



         QUARTERLY PERIOD ENDING                    MINIMUM EBITDA
         -----------------------                    --------------

               03/31/98                               $30,000,000
               06/30/98                               $30,000,000
               09/30/98                               $31,820,000
               12/31/98                               $32,870,000
               03/31/99                               $33,920,000
               06/30/99                               $34,970,000
               09/30/99                               $36,010,000
               12/31/99                               $36,650,000
               03/31/00                               $37,290,000
               06/30/00                               $37,930,000
               09/30/00                               $38,560,000
               12/31/00                               $39,230,000
               03/31/01                               $39,900,000
               06/30/01                               $40,570,000
               09/30/01                               $41,230,000
               12/31/01                               $41,850,000
               03/31/02                               $42,470,000
               06/30/02                               $43,100,000
               09/30/02                               $43,720,000
               12/31/02                               $44,330,000
               03/31/03                               $44,940,000
               06/30/03                               $45,560,000
               09/30/03                               $46,170,000

         QUARTERLY PERIOD ENDING                    MINIMUM EBITDA
         -----------------------                    --------------

              12/31/03 and
         each Fiscal Quarter
            ending thereafter                         $46,850,000


         (d) MINIMUM CONSOLIDATED NET WORTH. RII and its Subsidiaries shall maintain at all times Consolidated Net Worth equal to or greater than the following amounts measured as of the last day of the following respective Fiscal
Quarters:


          FISCAL QUARTER ENDING              MINIMUM CONSOLIDATED NET WORTH
          ---------------------              ------------------------------

               03/31/98                               $45,284,000
               06/30/98                               $45,284,000
               09/30/98                               $45,284,000
               12/31/98                               $45,284,000

               03/31/99                               $52,320,000
               06/30/99                               $52,320,000
               09/30/99                               $52,320,000
               12/31/99                               $52,320,000

               03/31/00                               $60,930,000
               06/30/00                               $60,930,000
               09/30/00                               $60,930,000
               12/31/00                               $60,930,000

               03/31/01                               $71,260,000
               06/30/01                               $71,260,000
               09/30/01                               $71,260,000
               12/31/01                               $71,260,000

               03/31/02                               $83,224,000
               06/30/02                               $83,224,000
               09/30/02                               $83,224,000
               12/31/02                               $83,224,000

               03/31/03                               $97,808,000
               06/30/03                               $97,808,000
               09/30/03                               $97,808,000
               12/31/03                               $97,808,000

          FISCAL QUARTER ENDING              MINIMUM CONSOLIDATED NET WORTH
          ---------------------              ------------------------------

               03/31/04                               $114,256,000
               06/30/04                               $114,256,000
               09/30/04                               $114,256,000
               12/31/04                               $114,256,000

               03/31/05                               $132,773,000
                   and
         each Fiscal Quarter
            ending thereafter



         (e) FUNDED DEBT TO PRO FORMA EBITDA. RII and its Subsidiaries on a consolidated basis shall have a ratio of (i) Funded Debt measured as of the last day of each Fiscal Quarter to (ii) Pro Forma EBITDA for the for the 12-month period then ended of not more than the following:


         QUARTERLY PERIOD ENDING                    FUNDED DEBT TO
         -----------------------                    PRO FORMA EBITDA
                                                    ----------------

               03/31/98                                5.6 to 1.0
               06/30/98                                5.6 to 1.0
               09/30/98                                5.6 to 1.0
               12/31/98                                5.4 to 1.0
               03/31/99                                5.2 to 1.0
               06/30/99                                5.0 to 1.0
               09/30/99                                4.8 to 1.0
               12/31/99                                4.7 to 1.0
               03/31/00                                4.6 to 1.0
               06/30/00                                4.5 to 1.0
               09/30/00                                4.4 to 1.0
               12/31/00                                4.4 to 1.0
               03/31/01                                4.2 to 1.0
               06/30/01                                4.1 to 1.0
               09/30/01                                4.0 to 1.0


         Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then

Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "ACCOUNTING CHANGES" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                               ANNEX H (SECTION 9.9(a))
                                          to
                                   CREDIT AGREEMENT

                              WIRE TRANSFER INFORMATION

Agent:
-----

Name:                   General Electric Capital Corporation
Bank:                   Bankers Trust Company
                        New York, New York
ABA No.:                021001033
Account No.:            50-232-854
Account Name:           GECC/CFC Depository
Reference:              Recycling Ind {CFC-4440}
Responsible
Individuals:            Karen Klotz, Fran Krause, or Karen Austin

Lenders:
-------

Name:                   BankBoston, N.A., Boston, MA
Bank:                   BankBoston, N.A., Boston, MA


ABA No.:                011-000-390
Reference:              Recycling Industries
Attn:                   Patricia Gaine
                        BankBoston, N.A.
                        Commercial Loan Services
                        BankBoston
                        100 Rustcraft Rd.
                        Dedham, MA
                        Tel:  (617) 467-2060
                        Fax:  (617) 467-2151

ALL LETTER OF CREDIT FEES SHOULD BE
WIRED TO THE FOLLOWING:

BankBoston, N.A.
Boston, MA
ABA:                    011-000-390
Reference:              Recycling Industries
Attn:                   Cam Duong
                        Trade Services

                               ANNEX I (SECTION 11.10)
                                          TO
                                   CREDIT AGREEMENT

                                   NOTICE ADDRESSES

(A) If to Agent or GE Capital, at
    General Electric Capital Corporation
    10 South LaSalle Street - Suite 2700
    Chicago, Illinois 60603
    Attention:  Recycling Account Manager
    Telecopier No.: (312) 419-5992
    Telephone No.:  (312) 419-0985

    with copies to:

    Latham & Watkins
    Suite 5800, Sears Tower
    Chicago, Illinois 60606
    Attention:  Phil Perzek
    Telecopier No.:  (312) 876-7700
    Telephone No.:  (312) 993-9767

    AND

    General Electric Capital Corporation
    201 High Ridge Road
    Stamford, Connecticut 06927-5100
    Attention:  Corporate Counsel - Commercial Finance
    Telecopier No.:  (203) 316-7889
    Telephone No.:  (203) 316-7552

(B) If to BankBoston, to BankBoston, N.A. at
    100 Federal Street
    MABOS 01-09-06
    Boston, MA  02110
    Attention:  Brent E. Shay
    Telecopier No.:  (617) 434-6241
    Telephone No.:  (617) 434-3556
    with copies to Bingham Dana LLP:
    150 Federal Street
    Boston, MA  02110
    Attention:  Linda J. Groves
    Telecopier No.: (617) 951-8736
    Telephone No.: (617) 951-8374


(C) If to any Borrower, to Borrower Representative, at
    Recycling Industries, Inc.
    Suite 211
    384 Inverness Drive South
    Englewood, CO  80112
    Attention:  Chief Financial Officer
    Telecopier No.: (303) 790-4252
    Telephone No.: (303) 790-7372

                           ANNEX J (ANNEX A - COMMITMENTS)
                                          TO
                                   CREDIT AGREEMENT


                                                      Lender(s)
Revolving Loan Commitment                             ---------
(including a Swing Line Commitment
of $4,500,000)
$22,500,000                                           GE Capital


Term Loan A Commitment:
$20,000,000


Term Loan B Commitment:
$20,000,000


Acquisition Loan Commitment:
$20,000,000

                                                      Lender(s)
Revolving Loan Commitment                             ----------
$22,500,000                                           BankBoston


Term Loan A Commitment:
$20,000,000


Term Loan B Commitment:
$20,000,000


Acquisition Loan Commitment:
$12,500,000





                                         J-2